Exhibit 2.1

Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits the information subject to the confidentiality request.  Omissions are designated by ***.  A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ASSET PURCHASE AGREEMENT

BY AND AMONG

BANKRATE, INC.,

Next ADVISOR, INC.,

AND

THE EQUITY HOLDER OF

NEXT ADVISOR, INC.

DATED AS OF MAY 5, 2016

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i

(continued)

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(continued)

INDEX OF SCHEDULES

Schedule 1.1Sample Net Working Capital Calculation

Schedule 2.1(b)(vii)Excluded Contracts

Schedule 2.1(b)(viii)Excluded Assets

Schedule 2.6(a)(i)Adjustments to Adjusted EBITDA

Schedule 2.6(a)(ii)Retention and Incentive Compensation

Schedule 2.6(d)Managed Business Plan

Schedule 4.1Authorization; Organization; Good Standing

Schedule 4.2(a)Capitalization

Schedule 4.3Consents and Approvals

Schedule 4.4No Violation

Schedule 4.6(a)Financial Statements and Financial Data

Schedule 4.7Absence of Undisclosed Liabilities

Schedule 4.8Absence of Changes or Events

Schedule 4.10Proprietary Rights

Schedule 4.11Contracts

Schedule 4.12Litigation

Schedule 4.13Compliance with Applicable Laws

Schedule 4.14Licenses and Permits

Schedule 4.16Taxes

Schedule 4.17(a)Insurance Policies

Schedule 4.18Employee Benefit Plans

Schedule 4.19Employees; Labor Relations

Schedule 4.20Transactions with Related Parties

Schedule 4.21(b)Real Property

Schedule 4.22Suppliers and Customers

Schedule 4.23Bank Accounts

Schedule 4.24Trade Names; Business Locations

Schedule 7.6Employee and Related Matters

Schedule 8.3(e)Key Executives

Schedule 8.3(f)(viii)Consents, Approvals, Authorizations and Notices

Schedule 8.3(f)(xii)Closing Retention Agreements

Schedule 8.3(f)(xiv)Severance Plan Award Letters

Schedule 8.3(f)(xvi)Confirmatory Assignments of Intellectual Property

(continued)

INDEX OF EXHIBITS

Exhibit AFinancial Statements

Exhibit BEscrow Agreement

Exhibit 8.3(f)(xi)Form of Executive Employment Agreement

Exhibit 8.3(f)(xii)Form of Retention Agreement

Exhibit 8.3(f)(xiii)Registration Rights Agreement

Exhibit 8.3(f)(xiv)Form of Senior Officer Severance Plan Award Letter

Exhibit 8.3(f)(xv)Litigation Agreement

Exhibit 8.3(f)(xvi)Form of Confirmatory Intellectual Property Assignment and Consent to Assignment of Confidentiality and Inventions Agreement

v

(continued)

Accountants.................................................................................................Section 2.5(d)

Accounts Receivable...................................................................................Section 2.1(a)(i)

Acquisition Proposal...............................................................................................Section 1.1

Adjusted EBITDA.....................................................................................Section 2.6(a)(i)

Adverse Consequences...........................................................................................Section 1.1

Affiliate.................................................................................................................Section 1.1

Affiliated Group.....................................................................................................Section 1.1

Agreement...............................................................................................................Preamble

AJCA.........................................................................................................Section 4.16(l)

Allocation...........................................................................................................Section 2.7

Antitrust Condition.................................................................................................Section 8.2

Antitrust Law.......................................................................................................Section 1.1

Assumed Liabilities.........................................................................................Section 2.2(a)

Balance Sheet.........................................................................................Section 4.6(a)(ii)

Base Amount.......................................................................................................Section 2.3

Business...............................................................................................................Section 1.1

Business Day.......................................................................................................Section 1.1

Business Employees.........................................................................................Section 7.6(a)

Buyer.......................................................................................................................Preamble

Buyer Brand Business...............................................................................Section 2.6(a)(ii)

Buyer Brand Gross Profit...........................................................................Section 2.6(a)(iii)

Buyer Indemnified Parties.........................................................................................Section 1.1

Buyer Restricted Shares...........................................................................Section 8.3(f)(xii)

Buyer Shares.........................................................................................Section 2.6(a)(iv)

Cap...........................................................................................................Section 10.5(c)

Cash...................................................................................................................Section 1.1

Cause.......................................................................................................................Section 0

Closing.................................................................................................................Section 8.1

Closing Date.........................................................................................................Section 8.1

Closing Retention Agreements.....................................................................Section 8.3(f)(xii)

Closing Schedule...........................................................................................Section 2.5(b)

Code...................................................................................................................Section 1.1

Confidential Information...........................................................................................Section 1.1

Confidentiality Agreement.................................................................................Section 6.2(d)

Contracts...........................................................................................................Section 1.1

Deductible.................................................................................................Section 10.5(a)

Disclosure Schedules...............................................................................................Section 1.1

Earnout Adjusted EBITDA.........................................................................Section 2.6(a)(v)

Earnout Amount.....................................................................................Section 2.6(a)(vi)

Earnout Multiplier...................................................................................Section 2.6(a)(vii)

Earnout Period.....................................................................................Section 2.6(a)(viii)

Earnout Protest Deadline.............................................................................Section 2.6(b)(ii)

(continued)

Earnout Protest Notice...............................................................................Section 2.6(b)(ii)

Earnout Statement.....................................................................................Section 2.6(b)(i)

Employee Benefit Plan...................................................................................Section 4.18(a)

Employee Benefit Plans.................................................................................Section 4.18(a)

Employment Agreements.............................................................................Section 8.3(f)(xi)

Enforceability Exceptions.........................................................................................Section 3.1

Environmental and Safety Requirements.......................................................................Section 1.1

Equity Securities...................................................................................................Section 1.1

ERISA.................................................................................................................Section 1.1

ERISA Affiliate.....................................................................................................Section 1.1

Escrow Agent.......................................................................................................Section 1.1

Escrow Agreement.................................................................................................Section 1.1

Escrow Amount.............................................................................................Section 2.4(b)

Escrow Fund.................................................................................................Section 2.4(b)

Estimated Net Working Capital...........................................................................Section 2.5(a)

Event...................................................................................................................Section 1.1

Excluded Assets.............................................................................................Section 2.1(b)

Excluded Liabilities.........................................................................................Section 2.2(b)

Final Determination.............................................................................................Section 10.9

Final Net Working Capital.................................................................................Section 2.5(d)

Financial Statements.........................................................................................Section 4.6(a)

Fundamental Representations.....................................................................................Section 1.1

GAAP.................................................................................................................Section 1.1

Governmental Authority...........................................................................................Section 1.1

Hazardous Material...............................................................................................Section 1.1

HSR Act...............................................................................................................Section 1.1

Indebtedness.......................................................................................................Section 1.1

Indemnified Party.........................................................................................Section 10.4(a)

Indemnifying Party.......................................................................................Section 10.4(a)

Insurance Policies...............................................................................................Section 4.17

Intellectual Property...............................................................................................Section 1.1

Knowledge.........................................................................................................Section 1.1

Law.....................................................................................................................Section 1.1

Leased Real Property...................................................................................Section 4.21(b)

Liabilities...............................................................................................................Section 1.1

Liens...................................................................................................................Section 1.1

Litigation Support Agreement.....................................................................Section 8.3(f)(xv)

Managed Business.........................................................................................Section 2.6(d)

Marketing Laws...................................................................................................Section 1.1

Material Adverse Effect...........................................................................................Section 1.1

Maximum Earnout Amount.........................................................................Section 2.6(a)(vi)

Net Working Capital...............................................................................................Section 1.1

Net Working Capital Target.......................................................................................Section 1.1

(continued)

Nonqualified Deferred Compensation Plan.............................................................Section 4.16(l)

Order...................................................................................................................Section 1.1

Outside Date.................................................................................................Section 9.1(d)

Owner.....................................................................................................................Preamble

Party...................................................................................................................Section 1.1

Patents.................................................................................................................Section 1.1

Pending Litigation...................................................................................Section 2.1(a)(xii)

Per Claim Deductible...................................................................................Section 10.5(a)

Permits.................................................................................................................Section 1.1

Permitted Liens.....................................................................................................Section 1.1

Person.................................................................................................................Section 1.1

Personal Information...............................................................................................Section 1.1

Pre-Closing Period.................................................................................................Section 6.1

Privacy Laws.......................................................................................................Section 1.1

Proceeding...........................................................................................................Section 1.1

Processing...........................................................................................................Section 1.1

Protest Date.................................................................................................Section 2.5(c)

Protest Notice...............................................................................................Section 2.5(c)

Purchase Price.....................................................................................................Section 2.3

Purchased Assets...........................................................................................Section 2.1(a)

Real Property Leases...........................................................................................Section 4.11

Reference Adjusted EBITDA.......................................................................Section 2.6(a)(x)

Reference Date.....................................................................................................Section 4.8

Registration Rights Agreement...................................................................Section 8.3(f)(xiii)

Related Party.......................................................................................................Section 1.1

Related Party Transaction.........................................................................................Section 1.1

Release.................................................................................................................Section 1.1

SEC Documents...................................................................................................Section 5.8

Seller.......................................................................................................................Preamble

Seller Employee Benefit Plan.......................................................................Section 2.2(b)(v)

Seller Indemnified Parties.........................................................................................Section 1.1

Seller Obligation Schedule.................................................................................Section 2.4(a)

Seller Owned Intellectual Property...............................................................................Section 1.1

Seller Parties.............................................................................................................Preamble

Seller Proprietary Software.......................................................................................Section 1.1

Seller Registered Intellectual Property...........................................................................Section 1.1

Seller Taxes.........................................................................................................Section 1.1

Seller Transaction Expenses.......................................................................................Section 1.1

Severance Plan Award Letters...................................................................Section 8.3(f)(xiv)

Software...............................................................................................................Section 1.1

Special Cap...............................................................................................Section 10.5(c)

Systems.....................................................................................................Section 4.10(p)

Tax.....................................................................................................................Section 1.1

(continued)

Tax Returns.........................................................................................................Section 1.1

Term.............................................................................................................Section 7.1(b)

Third Party Claim.........................................................................................Section 10.4(a)

Top Customer.............................................................................................Section 4.22(b)

Top Supplier...............................................................................................Section 4.22(a)

Transaction Document.............................................................................................Section 1.1

Transfer Taxes.......................................................................................................Section 1.1

Transferred Employees.....................................................................................Section 7.6(a)

Treasury Regulations...............................................................................................Section 1.1

U.S......................................................................................................................Section 1.1

United States.......................................................................................................Section 1.1

Asset Purchase AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of May 5, 2016 is by and among Bankrate, Inc., a Delaware corporation (“Buyer”), Next Advisor, Inc., a California corporation (“Seller”), and Robert E. Larson (“Owner” and together with Seller, “Seller Parties”).

RECITALS

A.Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the Purchased Assets (as defined below), on the terms and conditions set forth herein.

B.Owner, as the sole equity holder of Seller, will derive substantial benefit from the consummation of the transactions contemplated hereby. Buyer has conditioned its willingness to enter into the transactions contemplated hereby upon its receipt of the representations, warranties, covenants and agreements of Owner contained herein, and such representations, warranties, covenants and agreements of Owner are a material inducement to Buyer to enter into the transactions contemplated  hereby.

AGREEMENT

In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
definitions

1.1Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

“Acquisition Proposal” means any offer, proposal or indication of interest (other than an offer, proposal or indication of interest by Buyer or its Affiliates) contemplating or otherwise relating to any transaction or series of related transactions involving any:

(a)merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction in which: (i) a Person or “group” (as defined in the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 5% of the outstanding shares of any class of voting securities of Seller; or (ii) Seller issues voting securities representing more than 5% of the outstanding shares of any class of voting securities of Seller;

(b)sale, lease, license, exchange, transfer, acquisition or disposition of any assets that constitute or account for: (i) 5% or more of the net revenues of Seller, net income of

Seller or consolidated book value of Seller; or (ii) 5% or more of the fair market value of the assets of Seller; or

(c)liquidation or dissolution of Seller.

“Adverse Consequences” means any and all Liabilities, losses, damages, judgments, awards, settlements, royalties, penalties, fines, Taxes, demands, claims, costs and expenses (including reasonable fees and expenses of attorneys, accountants and other experts paid in connection with the investigation or defense of any of the foregoing or any Proceeding relating to any of the foregoing).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used herein, the term “control” means: (i) the power to vote at least ten percent (10%) of the voting power of a Person, or (ii) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of such a Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or analogous combined, consolidated or unitary group defined under state, local or foreign income Tax Law).

“Antitrust Law” means any foreign Law designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, excluding the HSR Act.

“Business” means all business engaged in by Seller as of the Closing Date, including creating and providing (i) online (including mobile) research and reviews of personal finance, technology, lifestyle and small business products and services (including Audiobooks, Auto Insurance, Cloud Storage, Credit Cards, Credit Monitoring, Credit Repair, Diet Programs, Email Marketing, Fashion Clubs, Genealogy, Home Security, Identity Theft, Internet Fax, Legal Services, Mortgage, Online Backup, Online College, Online Dating, Online Meeting, Online Stamps, Online Video, Parental Control, Payday Loans, People Search, Personal Loans, Photo Cards, Remote Desktop, Savings Accounts, Security Software, Small Business Loans, Tax Preparation, Virtual Phone, VoIP, Web Hosting and Website Building), and (ii) advertising or marketing products and services (including content and native marketing) to, the personal finance, technology, lifestyle and small business markets (including Audiobooks, Auto Insurance, Cloud Storage, Credit Cards, Credit Monitoring, Credit Repair, Diet Programs, Email Marketing, Fashion Clubs, Genealogy, Home Security, Identity Theft, Internet Fax, Legal Services, Mortgage, Online Backup, Online College, Online Dating, Online Meeting, Online Stamps, Online Video, Parental Control, Payday Loans, People Search, Personal Loans, Photo Cards, Remote Desktop, Savings Accounts, Security Software, Small Business Loans, Tax Preparation, Virtual Phone, VoIP, Web Hosting and Website Building) and other products and services markets.

“Business Day” means a day other than Saturday, Sunday or any other day on which banks in New York, New York are required or authorized to be closed.

“Buyer Indemnified Parties”  means, Buyer, Buyer’s Affiliates and their respective equity holders, directors, managers, officers, employees, agents and representatives.

“Cash” means cash and cash equivalents of Seller as of 12:01 a.m. Pacific time on the Closing Date, as determined in accordance with GAAP consistently applied, excluding any transactions outside the ordinary course occurring on the Closing Date before the Closing. For the avoidance of doubt, “Cash” shall be calculated net of issued but uncleared checks and drafts made by Seller.

“Cause” means:

(i)a material breach by a Seller Party or an Affiliate of a Seller Party of Section 7.1 or Section 7.7(b) of this Agreement, in each case, which breach, to the extent curable, is not cured within 15 days after receipt of written notice to such Seller Party or Affiliate, specifying the breach;

(ii)Owner’s willful misconduct that has resulted or is reasonably likely to result in material injury to the Buyer or any of its Affiliates or the business reputation of Buyer or any of its Affiliates;

(iii)Owner’s willful failure to comply with the lawful direction of Buyer, which lawful direction (a) is not contrary to Section 2.6(d) and (b) would not cause Owner to breach any policies, procedures or rules of Buyer or any of its Affiliates or otherwise cause Owner to breach any agreement between Owner and Buyer or any of its Affiliates, which failure is not cured within 15 days after receipt of written notice to Owner specifying the failure; or

(iv)Owner’s commission of (i) a crime involving moral turpitude for which the potential penalty includes imprisonment of at least one year or (ii) a felony, fraud, embezzlement or material theft.

Notwithstanding the foregoing, no “Cause” shall exist under clause (ii) or (iii) of the definition of “Cause” unless (A) the Compensation Committee of the Board of Directors of Buyer (the “Committee”) has provided 14 days written notice to Owner specifying in detail the facts and basis upon which the Buyer has determined that Cause to terminate Owner reasonably exists, (B) thereafter the Committee has provided Owner and his counsel a reasonable opportunity to present evidence and information before the Committee that indicates that there is no basis for a “Cause” termination provided that such presentation must be made by Owner during the 14-day period contemplated by clause (A) above, and (iii) a majority of the Committee subsequently provides written confirmation to the Owner, following Owner’s presentation in clause (B) (or following Owner’s declination of the opportunity to make such presentation), that the Committee has concluded that such “Cause” to terminate exists.  Notwithstanding anything to the contrary contained in this Agreement or in the Employment Agreement, Buyer shall be entitled to place Owner on leave during the pendency of any notice period or process contemplated by this definition, and any such leave shall not be deemed to be a termination without Cause for purposes of this Agreement or a breach of this Agreement (including Section 2.6(d)) or the Employment Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Confidential Information” means all information (whether or not specifically labeled or identified as “confidential”), in any form or medium, of Seller and/or the Business or its customers, suppliers, distributors or other business relations, including all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know-how, unpublished patent applications and other confidential intellectual property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols, processes, algorithms and controls. Confidential Information shall not include any information that is or becomes generally known to and available for use by the public other than as a result of any acts or omissions of any Seller Party or any of its Affiliates.

“Contracts” means all contracts, agreements, licenses, commitments, obligations and understandings, in any case whether written or oral, used in, related to or necessary for the operation of the Business, to which Seller is party or by which any of the Purchased Assets are bound.

“Disclosure Schedules” means the Disclosure Schedules with respect to the representations and warranties set forth in Articles 3,  4 and 5 delivered by Seller Parties and Buyer concurrently with the execution and delivery of this Agreement.

“Environmental and Safety Requirements” means any Law that is related to (i) pollution, contamination, cleanup, preservation, protection, reclamation or remediation of the environment, (ii) health or safety, (iii) the Release or threatened Release of any Hazardous Material, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control or regulation of such Release or threatened Release or (iv) the management of any Hazardous Material, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Hazardous Material; and includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6091 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.) and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.).

“Equity Securities” means, if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of entity other than a corporation, ownership interests in such form of entity, whether membership interests or partnership interests or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means Seller and any predecessor of Seller and any other Person who constitutes or has constituted all or part of a controlled group or had been or is under common control with, or whose employees were or are treated as employed by, Seller and/or any predecessor of Seller, under Section 414 of the Code.

“Escrow Agent” means Wells Fargo Bank, National Association.

“Escrow Agreement” means an Escrow Agreement in the form of Exhibit B, by and among Buyer, Seller and the Escrow Agent.

“Event” means any event, change, development, effect, circumstance or occurrence.

“Fundamental Representations” means, collectively, the representations and warranties contained in Sections 3.1 (Authorization), 3.4 (No Brokers or Finders), 4.1 (Authorization; Organization; Good Standing), 4.2 (Capitalization), 4.5 (Brokers or Finders), 4.9(a) (Title), 4.16 (Taxes), 4.20 (Transactions With Related Parties), 5.1 (Buyer Organization), 5.2 (Authorization) and 5.5 (No Brokers or Finders).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances from time to time.

“Good Reason”  means that Owner terminates his or her employment with Buyer or its Affiliates by delivering written notice of termination for “Good Reason” within thirty (30) days following the date any event set forth below occurs without the express written consent of Owner and Buyer does not withdraw or otherwise cure such event within thirty (30) days after receipt by Buyer of such written notice, in which event Owner’s employment shall automatically, and with no other action required by any party, terminate on the thirty-first (31st) day following such written notice:

(i)the material breach by Buyer of Section 2.6(d); or

(ii)a material reduction by Buyer or its Affiliates of Owner’s annual base salary; or

(iii)a relocation by Buyer or its Affiliates of the principal place of Owner’s services provided to Buyer or its Affiliates to a location that is more than fifty (50) miles from the principal location of such services on the date Owner first became an employee of Buyer or its Affiliates.

Failure by Owner to deliver written notice of termination within thirty (30) days following the date of the event set forth above shall constitute Executive’s waiver of his right to terminate for Good Reason with respect to such event.

“Governmental Authority”  means any court, tribunal, arbitrator, authority, agency, commission, official, body or other instrumentality of the United States, any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi-governmental power or authority.

“Hazardous Material” means (i) hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; (ii) hazardous wastes, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; (iii) petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iv) radioactive material, including any source, special nuclear, or by‑product material as defined in 42 U.S.C. § 2011 et seq.; (v) asbestos in any form or condition; (vi) polychlorinated biphenyls; (vii) microbial matter, biological toxins, mycotoxins, mold or mold spores; and (viii) other material, substance or waste to which liability or standards of conduct may be imposed, or which requires or may require investigation, under any applicable Environmental and Safety Requirements.

“HSR Act”  means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to Seller, without duplication, (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations under swaps, hedges or similar instruments, (iv) all obligations for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the ordinary course of business and reflected as accounts payable or accrued expenses in the Final Net Working Capital), including earn outs, payments under non-compete agreements and seller notes, (v) all obligations created or arising under any conditional sale or other title retention agreement, (vi) all obligations secured by a Lien, (vii) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (viii) all obligations in respect of bankers’ acceptances or letters of credit, (ix) all obligations of any Person other than Seller which are directly or indirectly guaranteed by Seller or in respect of which Seller has otherwise assured an obligee against loss, (x) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing in respect of any item listed in clauses (i) through (ix) above, (xi) all obligations with respect to any unfunded or underfunded Employee Benefit Plan and (xii) an amount equal to any customer deposits and any deferred revenue determined in accordance with GAAP.

“Intellectual Property” means any or all of the following and all rights, arising out of or associated therewith: (a) all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, proprietary information (including proprietary business information and proprietary technical information), know-how, trade secrets, technology, algorithms, databases and data collections, diagrams, formulae, methods, network configurations and architectures, processes, protocols, schematics, specifications, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all works of authorship, copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto; (d) all industrial designs and any registrations and applications therefor; (e) all internet uniform resource locators, domain names, trade names, logos, brand names, slogans, product names, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor; (f) all Software, databases, subroutines, user interfaces, techniques, URLs, web sites and data collections and all rights therein; and (g) all moral and economic rights of authors and inventors, however denominated.

“Knowledge”  means, when referring to the “knowledge” of Seller, or any similar phrase or qualification based on knowledge of Seller, (i) the actual knowledge of any of Owner, Angelo Formosa, Colin McIntyre, Molly Gaines,  Tasha Lockyer and Phil Green, and (ii) the knowledge that any such person referenced in clause (i) above would have obtained after making reasonable inquiry with respect to the particular matter in question.

“Law” means the common law of any state or other jurisdiction, or any provision of any foreign, federal, state or local law, statute, code, rule, regulation, policy statement or enforcement guideline or Order of any Governmental Authority.

“Liabilities” means any indebtedness, liabilities or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, and whether due or to become due.

“Liens” means any liens, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

“Marketing Laws” means all Laws with respect to advertising and marketing, including the Telephone Consumer Protection Act (47 U.S.C. § 227), CAN-SPAM (15 U.S.C. §7701), the Telemarketing Sales Rule (16 C.F.R. Part 310), state and federal laws addressing unfair and deceptive trade practices, the Federal Trade Commission’s Enforcement Policy Statement on Deceptively Formatted Advertising (81 Fed. Reg. 22596), the Federal Trade Commission’s Guides Concerning Use of Endorsements and Testimonials in Advertising (16 C.F.R. 255.5), CA Business & Professions Code § 17529, Canada’s Anti-Spam Law (CASL), and the similar Laws of any other jurisdiction.

“Material Adverse Effect” means (a) any Event that,  individually or in combination with any other Events, has had or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or results of operation of the Business, whether or not foreseeable; provided that any effect to the extent resulting from any of the following shall not be considered when determining whether a Material Adverse Effect shall have occurred: (i) changes in general economic conditions, (ii) acts of terrorism, armed hostilities or war, (iii) changes in financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP after the date hereof, (v) changes in Laws after the date hereof, or (vi) the announcement of the transactions contemplated hereby or the performance of obligations expressly required hereunder (other than any effect resulting from the termination of employment of any Business Employee); provided that, (A) with respect to clauses (i) through (v) inclusive, such Event does not (I) primarily relate only to (or have the effect of primarily relating only to) the Business or (II) disproportionately affect the Business compared to others in the industry in which it operates, and (B) with respect to clauses (i) through (vi) inclusive, any effect resulting from any Event with respect to any Marketing Law or Privacy Law or the interpretation or enforcement of any Marketing Law or Privacy Law shall be considered when determining whether a Material Adverse Effect shall have occurred; or (b) any Event that prevents or materially delays or could be reasonably expected to prevent or materially delay, the consummation of the transactions contemplated hereby or the performance by Seller Parties of any of their material obligations under this Agreement or any of the Transaction Documents.

“Net Working Capital” means the difference, as of 12:01 a.m. Pacific time on the Closing Date, between (i) those assets that should be reflected as current assets on a consolidated balance sheet of Seller and (ii) those liabilities that should be reflected as current liabilities on a consolidated balance sheet of Seller, in each case, (A) prepared in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices, and procedures, with consistent classifications, judgments and estimation methodology, as were used in the determination of the current assets or current liabilities, as applicable, in the preparation of the Balance Sheet, and (B) excluding any assets or liabilities with respect to Cash, Indebtedness, Seller Transaction Expenses, income Taxes and salary, wages, bonus, vacation, sick pay or other paid time off of any current or former employee of Seller. A sample calculation of Net Working Capital (for illustrative purposes only) setting forth the types of assets and liabilities constituting “current assets” and “current liabilities”, and the methodology used for purposes of such calculation, is attached as Schedule 1.1.

“Net Working Capital Target” means $2,800,000.

“Order” means any order, judgment, ruling, injunction, award, decree or writ of any Governmental Authority.

“Party” means any party to this Agreement.

“Patents” means all letters patent and pending applications for patents of the United States and all countries and jurisdictions foreign thereto and all reissues, reexaminations, divisions, continuations, continuations-in-part, revisions, and extensions thereof.

“Permits” means permits, licenses, registrations, qualifications, approvals and authorizations by or of Governmental Authorities.

“Permitted Liens” means (a) any inchoate mechanics’, carriers’, workers’ and other similar liens arising in the ordinary course of business, (b) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures disclosed on Schedule 4.16, and (c) easements, rights of way, zoning ordinances and other similar encumbrances affecting real property.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation or other entity or any Governmental Authority.

“Personal Information” means information (whether electronic or in any other medium) that clearly identifies an identified or identifiable natural person, including any identifier that permits the physical or online contacting of a specific individual.

“Privacy Laws” means all Laws addressing or relating to the Processing of Personal Information, including all Laws addressing or relating to a natural person’s ability to receive notice and make choices regarding such Processing of Personal Information, including the Electronic Computer Privacy Act, Children's Online Privacy Protection Act (COPPA), California Online Privacy Protection Act (CalOPPA), California Shine the Light Law, antispyware and adware Laws, and the similar Laws of any other jurisdiction.

“Proceeding” means any suit, action, proceeding, arbitration, mediation, claim, investigation or audit.

“Processing” means collection, use, storage (including security measures), distribution, transfer, import, export, protection, disposal, disclosure or any other action.

“Related Party” means Owner, each officer or director of Seller, each family member of Owner, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing.

“Related Party Transaction” means any contract, agreement, arrangement, commitment or transaction between Seller, on the one hand, and any Related Party, on the other hand.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the indoor or outdoor environment.

“Seller Indemnified Parties” means Seller and the equity holders, directors, officers, employees, agents and representatives of Seller.

“Seller Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by Seller.

“Seller Proprietary Software”  means all Software (including firmware and other software embedded in hardware devices) owned or purported to be owned by Seller.

“Seller Registered Intellectual Property”  means all patents, copyrights, trademarks, service marks or other Intellectual Property that are subject to a registration or application before a Governmental Authority anywhere in the world and in which Seller has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise), and any such registrations or applications filed in the name of Seller.

“Seller Taxes” means any Taxes (i) imposed on any Seller Party for any Taxable period, (ii) imposed with respect to the Business or the Purchased Assets for any Taxable period (or portion thereof) up to the Closing, (iii) imposed on any Seller Party or the Business or the Purchased Assets in connection with the transfer of the Purchased Assets pursuant to  this Agreement (including Seller’s portion of any Transfer Taxes) or (iv) imposed on Buyer or any of its Affiliates as a transferee or successor of any Seller Party.

“Seller Transaction Expenses” means (i) all of the fees, costs and expenses incurred or reimbursed by any Seller Party in connection with the transactions contemplated by this Agreement, including all fees, costs, expenses, disbursements and other similar amounts payable to attorneys, financial advisors or accountants; (ii) all obligations under any engagement letter or other agreement or understanding with any investment bank or broker; and (iii)  all obligations of Seller that arise in whole or in part as a result of the consummation of the transactions contemplated by this Agreement under any Contract or Employee Benefit Plan in effect on or before the Closing Date, including all change of control, severance, bonus, retention, stock appreciation, phantom stock or similar obligations or any other acceleration of or increase in rights or benefits,  and all Taxes that are payable in connection with or as a result of the satisfaction of such obligations, in each case whether payable or occurring prior to, on or after the Closing Date.

“Software” means any computer software program, together with any error corrections, updates, modifications, or enhancements thereto, in both machine-readable form and human readable form, including all comments and any procedural code.

“Tax” means (i) any and all multi-national, U.S. federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add‑on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare (whether or not considered a tax under applicable Law), escheat or unclaimed property (whether or not considered a tax under applicable Law), or other tax of any kind whatsoever, including any interest, penalties or additions to Tax, any penalties resulting from any failure to file or timely file a Tax Return, or additional amounts in respect of the foregoing, (ii) any transferee or secondary liability for a “Tax” as described in clause (i) of another Person, and (iii) any liability for a “Tax” described in clause (i) of another Person assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

“Tax Returns” means returns, declarations, reports, notices, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information and Treasury Form TD F 90-22.1 and FinCEN Form 114) filed or required to be filed with any Governmental Authority, or maintained by any Person, or required to be maintained by any Person, in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Transaction Document” means any agreement, document, certificate or instrument executed by a Party and delivered pursuant to or in connection with this Agreement or the transactions contemplated hereby.

“Transfer Taxes” means all sales and use, transfer, documentary, stamp, recording, conveyance and similar taxes and fees (including any penalties and interest) imposed on the transfer of the Purchased Assets pursuant to this Agreement.  For the avoidance of doubt, Transfer Taxes shall in no event include any income or gross receipts taxes.

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“U.S.” or “United States” means the United States of America.

ARTICLE 2
PURCHASE AND SALE

2.1Purchased Assets and Excluded Assets.

(a)Purchased Assets.  On the terms and subject to the conditions set forth in this Agreement, upon the Closing, Buyer shall purchase from Seller, and Seller shall sell, convey, assign, transfer and deliver to Buyer, all of Seller’s right, title and interest in all properties, assets, rights and interests of any kind, whether tangible or intangible, real or personal, except for the Excluded Assets (the “Purchased Assets”), free and clear of all Liens (other than Permitted Liens), including, without limitation, the following:

(i)all accounts receivable, and the right to bill and receive payment for products shipped or delivered and/or services performed but unbilled or unpaid as of the Closing (the “Accounts Receivable”);

(ii)all inventory, (including all raw materials, supplies, work-in-process, finished goods, goods in transit, returned goods and other items included in inventory);

(iii)all leasehold improvements and all equipment (including all office equipment), fixtures, computers and related software, and furniture (including all such items which are located in any building, office or other space leased, owned or occupied by Seller or used in connection with the Business)

(iv)all office supplies, production supplies, equipment, other miscellaneous supplies and other tangible property of any kind wherever located;

(v)all Contracts;

(vi)all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Assumed Liabilities;

(vii)all prepayments and prepaid expenses;

(viii)all Intellectual Property (including the trademarks and trade names “Next Advisor”, and all translations, adaptations, derivations and combinations of the foregoing and all logos related to the foregoing) and all Confidential Information, together with all income, royalties, damages and payments due or payable and equitable, punitive and other relief as of the Closing or thereafter (including damages, payments, equitable, punitive and other relief for past, present or future infringements or misappropriations thereof, the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world);

(ix)all lists, records and other information pertaining to accounts, personnel and referral sources, all lists, records and other information pertaining to vendors, suppliers, licensors and customers and all drawings, diagrams, reports, studies, plans, books, ledgers, files and business and accounting records of every kind (including all financial, business and marketing plans), in each case whether evidenced in writing, electronic data, computer software or otherwise;

(x)all advertising, marketing and promotional materials and all other printed or written materials;

(xi)all Permits; and

(xii)all goodwill as a going concern and all other intangible property.

To the extent any assets or property (including any Intellectual Property) owned by Owner or another Affiliate of Seller are necessary for the continued conduct of the Business (other than the Excluded Assets), they shall be included within the defined term “Purchased Assets”  for purposes hereof if they would have been so included had they been owned by Seller, and Seller Parties shall cause Owner or such Affiliate to convey such assets and property to Buyer free and clear of all Liens for no additional consideration.

(b)Excluded Assets. The following properties, assets, rights and interests of Seller (collectively, the “Excluded Assets”) are expressly excluded from the purchase and sale contemplated hereby and as such are not included in the Purchased Assets:

(i)all Cash and all rights and interests in and to Seller’s bank accounts;

(ii)all rights and interests of Seller under all Employee Benefit Plans and related trust agreements;

(iii)Seller’s charter, bylaws or comparable organization documents and all qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of Seller as an entity, and any shareholders agreement or similar agreement with respect to the voting or transfer of any Equity Securities of Seller;

(iv)all claims, causes of action, demands, rights and privileges against third parties (including the benefit of and all rights to enforce any covenants, warranties, representations or guarantees), deposits, prepayments, refunds and rights of offset, recovery or recoupment, in each case to the extent related to any of the Excluded Liabilities or Excluded Assets;

(v)each Seller Party’s rights under or pursuant to this Agreement and the Transaction Documents;

(vi)any Equity Securities of any Person;

(vii)all Contracts, if any, listed on Schedule 2.1(b)(vii);

(viii)all of the properties, assets, rights and interests, if any, listed on Schedule 2.1(b)(viii), including Seller’s claims presently alleged as of the date of this Agreement in the litigation described in Schedule 2.1(b)(viii) (the “Pending Litigation”);

(ix)all lists, records and other information of the kind described in Section 2.1(a)(ix) that Seller is required by Law to retain in its possession (provided, that to the extent permitted by Law, Seller shall make copies thereof available to Buyer upon its request);

(x)all Tax Returns of Seller (provided that Seller shall make copies of non-income Tax Returns relevant to Buyer’s reporting obligations available to Buyer upon its request);

(xi)all claims for refund of Taxes paid by Seller, to the extent that such Tax would be an Excluded Liability (as defined below) if such Tax were not refundable; and

(xii)all rights to refunds of Taxes paid by Seller, regardless of whether such rights have arisen or hereafter arise, and all Tax attributes of Seller (including tax credits).

2.2Assumed Liabilities and Excluded Liabilities.

(a)Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, as additional consideration for the Purchased Assets, upon the Closing, Buyer shall assume only the following Liabilities (collectively, the “Assumed Liabilities”):

(i)Seller’s trade accounts payable and accrued expenses, in each case, to the extent (and only to the extent) such items are specifically included in the calculation of the Final Net Working Capital and assigned to Buyer pursuant to this Agreement; and

(ii)all Liabilities in respect of the Contracts assigned to Buyer pursuant to this Agreement, excluding any Liability relating to or arising from any breach prior to the Closing, or any event, circumstance or condition first occurring or existing prior to the Closing that with notice, lapse of time or both would constitute or result in a breach, by Seller of any of its obligations thereunder.

(b)Excluded Liabilities. Notwithstanding anything to the contrary in this Agreement or any Transaction Document and regardless of whether such Liability is disclosed in the Disclosure Schedules or otherwise, Buyer shall not assume or in any way become liable for any Liabilities (other than the Assumed Liabilities) (x) relating to or arising out of the ownership, use or possession of the Purchased Assets or the operation or conduct of the Business prior to the Closing or (y) of any Seller Party, in each case, regardless of when or by whom asserted (collectively, the “Excluded Liabilities”), including but not limited to:

(i)all obligations to fund checks written, or ACH or similar transactions authorized, by Seller that are outstanding on or before the Closing;

(ii)all Seller Taxes;

(iii)all Indebtedness;

(iv)all Seller Transaction Expenses;

(v)all Liabilities under or with respect to any Employee Benefit Plan maintained or contributed to by any member of the controlled group of companies (as such term is defined in Section 414 of the Code) of which any Seller Party is or was a member or with respect to which such controlled group member has any Liability (each, a “Seller Employee Benefit Plan”);

(vi)all Liabilities (A) for salary, wages, bonus, vacation, sick pay or other paid time off of any current or former employee of Seller, (B) relating to Business Employees who are offered employment by Buyer in accordance with Section 7.6(a) but who decline to accept such offer (including severance or termination pay) or (C) relating to Seller’s employment or termination of its current and former employees;

(vii)all Liabilities relating to workers compensation, health care claims or other similar employee welfare claims which were (A) filed or presented on or before the Closing, (B) filed or presented after the Closing but relate to claims and/or injuries which arose due to occurrences or events on or before the Closing or (C) filed or presented by any employee or former employee of Seller who does not become a Transferred Employee;

(viii)all Liabilities relating to or arising from any breach prior to the Closing, or any event, circumstance or condition first occurring or existing prior to the Closing that with notice, lapse of time or both would constitute or result in a breach, by Seller of any of its obligations under any Contract;

(ix)all Liabilities with respect to any of the Excluded Assets (including, without limitation, under any Contracts related thereto);

(x)all Liabilities relating to or arising from any fraudulent conveyance or similar claims made by any third party or any claims made by any Seller Party or any Affiliate of any Seller Party relating to or arising from any payment made by Buyer to Seller or at the direction of Seller in accordance with the terms hereof;

(xi)all Liabilities of Buyer arising under any bulk transfer law or any common law doctrine of defacto merger or successor liability which is related to, the result of or arises out of the transactions contemplated hereby and which is not an express Assumed Liability;

(xii)all other Liabilities related to or arising out of the operation of the Business or the ownership of the Purchased Assets prior to the Closing which is not an expressed Assumed Liability; and

(xiii)each Seller Party’s Liabilities under this Agreement and/or the Transaction Documents.

For purposes of this Section 2.2(b), “Seller” shall be deemed to include all Affiliates of Seller and any predecessors to Seller and any Person with respect to which Seller is a successor-in-interest (including by operation of law, merger, liquidation, consolidation, assignment, assumption or otherwise).

2.3Purchase Price. The aggregate purchase price for the Purchased Assets and the rights and benefits conferred herein (the “Purchase Price”) shall be (a) $75,311,250 (the “Base Amount”), (b) plus or minus, as the case may be, an adjustment amount as determined in accordance with Section 2.5,  plus (c) the Earnout Amount, if and when payable pursuant to Section 2.6.

2.4Payments at Closing. On the terms and conditions herein set forth, at the Closing:

(a)Buyer shall pay to the applicable obligees thereof, on behalf of Seller Parties and for their account, the amount of all Indebtedness (provided that in the case of any customer deposits and deferred revenue, such amounts shall be retained by Buyer) and Seller Transaction Expenses set forth on a schedule to be delivered by Seller to Buyer not less than 2 days prior to the Closing Date (the “Seller Obligation Schedule”);

(b)Buyer shall deposit an amount equal to $11,891,250 (the “Escrow Amount”) with the Escrow Agent, and such funds plus all income accrued thereon (the “Escrow Fund”) shall be maintained by Escrow Agent to secure Seller Parties’ obligations under this Agreement and shall be administered and payable in accordance with the Escrow Agreement; and

(c)Buyer shall pay to Seller on the Closing Date an aggregate amount equal to (i) the Base Amount, minus (ii) the amount of all Indebtedness and Seller Transaction Expenses set forth on the Seller Obligation Schedule, minus (iii) the Escrow Amount, plus or minus, as the case may be, (iv) an adjustment amount as determined in accordance with Section 2.5(a). Such payment shall be paid by wire transfer of immediately available funds to the account or accounts designated in writing by Seller not less than 2 days prior to the Closing Date.

2.5Net Working Capital Adjustment.

(a)Estimated Adjustment.  At least 3 Business Days before the Closing Date,  Seller shall prepare and deliver to Buyer a statement setting forth its good faith estimate of Net Working Capital (the “Estimated Net Working Capital”). Buyer and its accountants will be given reasonable access upon reasonable notice to Seller’s relevant books, records, workpapers and personnel during business hours for the purpose of verifying Estimated Net Working Capital, and such amount shall be adjusted in response to any reasonable comments of Buyer provided prior to the Closing. At the Closing:

(i)If the (A) Estimated Net Working Capital is less than (B) the Net Working Capital Target, the amount due under Section 2.4(c) shall be reduced by such difference; or

(ii)If the (A) Estimated Net Working Capital is greater than (B) the Net Working Capital Target, the amount due under Section 2.4(c) shall be increased by such difference.

(b)Closing Schedule. On or before the date that is 90 days following the Closing Date, Buyer or its representatives shall prepare a schedule setting forth its determination of Net Working Capital (the “Closing Schedule”)  and shall deliver the Closing Schedule to Seller.

(c)Protest Notice. On or prior to the date which is 30 days after Buyer’s delivery of the Closing Schedule (the “Protest Date”),  Seller may deliver written notice to Buyer (the “Protest Notice”)  setting forth any objections which Seller may have to the Closing Schedule. The Protest Notice shall specify in reasonable detail any contested amounts and the basis therefor and shall include a schedule setting forth Seller’s determination of Net Working Capital. If a Protest Notice is not delivered prior to the Protest Date, the Net Working Capital as set forth on the Closing Schedule shall be final, binding and non-appealable by Seller Parties. If a Protest Notice is delivered prior to the Protest Date, any amounts not disputed therein shall be final, binding and non-appealable by Seller Parties. Upon receipt of the Closing Schedule,  Seller and its accountants will be given reasonable access upon reasonable notice to Buyer’s relevant books, records, workpapers and personnel during business hours for the purpose of verifying Net Working Capital.

(d)Resolution of the Protest. If Buyer and Seller are unable to resolve any disagreement with respect to the Closing Schedule within 30 days following Buyer’s receipt of the Protest Notice, then only the amounts in dispute will be referred to PricewaterhouseCoopers LLP or, if such firm is engaged by Buyer or any Seller Party for audit or accounting services, or unable or unwilling to act, such other public accounting firm as shall be agreed in writing by Seller and Buyer (the “Accountants”) for final determination within 45 days after such referral. The determination by the Accountants of the amounts in dispute shall be based solely on presentations by Buyer and Seller, and shall not involve the Accountants’ independent review. Any determination by the Accountants shall not be outside the range defined by the respective amounts in the Closing Schedule proposed by Buyer and Seller’s proposed adjustments thereto set forth in the Protest Notice, and absent manifest mathematical error such determination shall be final, binding and non-appealable on the Parties. Each of Buyer and Seller shall execute and deliver a customary engagement letter as may be requested by the Accountants, and each of Buyer, on the one hand, and Seller, on the other hand, shall bear that percentage of the fees and expenses of the Accountants equal to the proportion (expressed as a percentage and determined by the Accountants) of the dollar value of the disputed amounts determined in favor of the other party by the Accountants. For purposes of this Agreement, “Final Net Working Capital” means Net Working Capital as finally determined pursuant to this Section 2.5.

(e)Final Net Working Capital Adjustment. Within 10 days of the determination of the Final Net Working Capital:

(i)If (A) the Estimated Net Working Capital is greater than (B) the Final Net Working Capital, Seller and Buyer will deliver a joint written instruction to the Escrow Agent to disburse to Buyer the amount of such difference from the Escrow Fund; provided,  however, that if the amount of the Escrow Fund as of such date is less than, or would by virtue of such disbursement become less than, the sum of (x) $7,927,500, plus (y) the aggregate amount of the Reserve (as defined in the Escrow Agreement) as of such date, such difference or the portion thereof that would reduce the Escrow Fund below such threshold shall be paid to the Buyer by the Seller directly; and

(ii)If (A) the Estimated Net Working Capital is less than (B) the Final Net Working Capital, Buyer shall pay to Seller an amount equal to such difference.

2.6Earnout.

(a)Earnout-Related Definitions.  When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 2.6:

(i)“Adjusted EBITDA” means for any applicable period, the amount equal to (A) the net income (or loss) attributable to the Business for such applicable period determined in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Financial Statements; plus (B) without duplication and only to the extent deducted in determining such net income (or loss) attributable to the Business for such applicable period, the sum of (in each case, the applicable amount for such applicable period to be determined in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Financial Statements):  (I) interest expense, (II)  income Tax expense, and (III) depreciation and amortization expense;  minus (C) without duplication and only to the extent included in determining such net income (or loss) attributable to the Business for such applicable period, the sum of (in each case, the applicable amount for such applicable period to be determined in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Financial Statements):  (I)  interest income and (II)  income Tax credits or refunds, plus or minus, as applicable, (D) the adjustments set forth on Schedule 2.6(a)(i);  provided,  however, that in calculating Adjusted EBITDA, (1) non-cash compensation expense shall be added back to Adjusted EBITDA, provided further the cost of the retention and incentive compensation as set forth on Schedule 2.6(a)(ii) (including both cash and non-cash compensation included therein) shall be subtracted from Adjusted EBITDA, (2) all gains or losses resulting from any unusual or infrequent, non-recurring events that are “extraordinary” under GAAP shall be excluded, (3) gains or losses resulting from the sale or other disposition of assets not in the ordinary course shall be excluded and gains or losses resulting from purchase accounting adjustments shall be excluded, (4) gains or losses attributable to adjustments relating to prior periods shall be excluded, (5) except as may otherwise be mutually agreed to by Buyer and Seller in writing, all capital expenses, including hardware, furniture, fixtures and equipment, third party software, all marketing and selling expenditures,  and all labor and resource expenditures related to engineering, software development and research and development, shall be treated as operating expenses (and shall not be capitalized) and all capital leases shall be treated as operating leases, in each case, whether or not such treatment would be consistent with GAAP, (6) allocations of expense for the Buyer’s general corporate overhead (e.g., accounting and legal) imposed on the Business solely for GAAP accounting purposes, and not in respect of services actually provided to the Business, shall be added back in the calculation of Adjusted EBITDA to the extent included in determining net income (or loss), unless Seller consents to any such allocation in writing, and (7) for the avoidance of doubt, Buyer Brand Gross Profit shall be excluded.

(ii)“Buyer Brand Business” means sponsored content marketing managed by the Business directing consumer traffic to featured/creditcards.com or any successor URL and any other websites as may be mutually agreed to in writing by Buyer and Seller.  For the avoidance of doubt, “Buyer Brand Business” shall exclude SEM, display, retargeting, organic, affiliate, paid social and offline.

(iii)“Buyer Brand Gross Profit” means (A) the net revenue directly generated by the Buyer Brand Business, less bad debt and customer chargebacks and credits minus the (B) traffic acquisition costs (including media, creative development and technology expenditures) of the net revenue directly generated by the Buyer Brand Business.

(iv)“Buyer Shares” means shares of Common Stock of Buyer, par value $0.01 per share.

(v)“Earnout Adjusted EBITDA” means the greater of (x) the product of (A) the sum of (I) the Adjusted EBITDA for the Earnout Period plus (II) the Buyer Brand Gross Profit for the Earnout Period, multiplied by (B) 0.6667 (the amount calculated in this clause (x), the “18 Month Adjusted EBITDA”) or (y) the lesser of (A) the sum of (I) the Adjusted EBITDA for the last 12 months of the Earnout Period plus (II) the Buyer Brand Gross Profit for the last 12 months of the Earnout Period or (B) the product of (I) the 18 Month Adjusted EBITDA, multiplied by (II) 1.05.

(vi)“Earnout Amount” means an amount equal to the product of (A) the difference of (I) the product of (1) the Earnout Adjusted EBITDA multiplied by  (2)  the Earnout Multiplier, minus (II) $79,275,000, multiplied by (B) 0.92;  provided,  however, that (x) the Earnout Amount shall be $0 if the Earnout Adjusted EBITDA is less than an amount equal to the product of (1) the Reference Adjusted EBITDA multiplied by (2) 1.1252 and (y) the Earnout Amount shall in no event exceed the amount equal to $134,067,000 (the “Maximum Earnout Amount”).

(vii)“Earnout Multiplier” means the multiplier determined as follows:

Earnout Adjusted EBITDA	Earnout Multiplier
If Earnout Adjusted EBITDA is less than an amount equal to the product of (1) the Reference Adjusted EBITDA multiplied by (2) ***	0.00x
If Earnout Adjusted EBITDA is equal to or greater than an amount equal to the product of (1) the Reference Adjusted EBITDA multiplied by (2) ***	6.25x
If Earnout Adjusted EBITDA is equal to or greater than an amount equal to the product of (1) the Reference Adjusted EBITDA multiplied by (2) ***	6.75x

If Earnout Adjusted EBITDA is equal to or greater than an amount equal to the product of (1) the Reference Adjusted EBITDA multiplied by (2) ***	7.25x

The Earnout Multiplier shall be interpolated linearly between the Earnout Adjusted EBITDA thresholds set forth above.  There shall be no interpolation below the lowest Earnout Adjusted EBITDA threshold set forth above or above the highest Earnout Adjusted EBITDA threshold set forth above.

(viii)“Earnout Period” means the 18 month period commencing on the first day of the first full calendar month immediately following the Closing Date.

(ix)“Market Price” means, with respect to a Buyer Share, the 10-day trailing volume weighted average price (rounded to two decimal places) quoted on the New York Stock Exchange during trading days as reported by Bloomberg Financial Markets (or such other source as Buyer and Seller shall agree in writing) ending on and including the date that is 2 Business Days prior to (A) the date of payment of the Earnout Amount (or any portion thereof) by delivery of Buyer Shares or, (B) for the purposes of the RSUs issued at the Closing under the Closing Retention Agreements, the Closing Date, as applicable.

(x)“Reference Adjusted EBITDA” means the greater of (A) the Adjusted EBITDA for the 12 month period ending on the earlier of (I) last day of the full calendar month immediately preceding the Closing Date or (II) June 30, 2016 and (B) the Adjusted EBITDA for the 12 month period ended on March 31, 2016.

(b)Earnout Statement.

(i)Not later than 60 days following the last day of the Earnout Period,  Buyer or its representatives shall prepare and deliver to Seller a written statement, prepared in accordance with GAAP using, to the extent in accordance with GAAP, the same accounting methods, principles, policies, practices and procedures, with consistent classifications, judgments and estimation methodology, as were used in the preparation of the Financial Statements, with such adjustments thereto set forth in the definition of Adjusted EBITDA (the “Earnout Statement”) setting forth Buyer’s calculation of the Earnout Adjusted EBITDA and the Reference Adjusted EBITDA and the resulting Earnout Amount, if any.  Upon receipt of an Earnout Statement, Seller and its accountants will be given reasonable access upon reasonable notice to Buyer’s relevant books, records, workpapers and personnel during business hours for the purpose of verifying the Earnout Adjusted EBITDA and Reference Adjusted EBITDA and the resulting Earnout Amount.

(ii)Prior to the date which is 30 days after Buyer’s delivery of the Earnout Statement and the information and access referenced in the foregoing clause (i) (the “Earnout Protest Deadline”), Seller may deliver written notice to Buyer (an “Earnout Protest Notice”) setting forth any objections which Seller may have to the Earnout Statement.  The sole permissible grounds for objection shall be that the Earnout Adjusted EBITDA, Reference Adjusted EBITDA and/or the Earnout Amount set forth on such Earnout Statement were not calculated in accordance with their respective definitions.  The Earnout Protest Notice shall specify in reasonable detail any contested amounts and the basis therefor and shall include a schedule setting forth Seller’s determination of the Earnout Adjusted EBITDA and Reference Adjusted EBITDA and the resulting Earnout Amount, if any.  If an Earnout Protest Notice is not delivered prior to the Earnout Protest Deadline, the Earnout Adjusted EBITDA, Reference Adjusted EBITDA and the resulting Earnout Amount, if any, as set forth on such Earnout Statement shall be final, binding and non-appealable by the Seller Parties.  If an Earnout Protest Notice is delivered prior to the Earnout Protest Deadline, any amounts not disputed therein shall be final, binding and non-appealable by the Seller Parties.

(iii)If Seller delivers an Earnout Protest Notice, Buyer and Seller shall confer and attempt to resolve any disagreement with respect to an Earnout Statement within 30 days following Buyer’s receipt of such Earnout Protest Notice.  If Buyer and Seller are unable to resolve any such disagreement within such 30 day period, then any matters that remain in dispute will be referred to the Accountant for final determination within 45 days after such referral.  The determination by the Accountant of the amounts in dispute shall be based solely on presentations by Buyer and Seller, and shall not involve the Accountant’s independent review.  Any determination by the Accountant shall not be outside the range defined by the respective amounts in such Earnout Statement proposed by Buyer and Seller’s proposed adjustments thereto set forth in the Earnout Protest Notice, and absent manifest mathematical error such determination shall be final, binding and non-appealable by the Parties.  Each of Buyer and Seller shall execute and deliver a customary engagement letter as may be requested by the Accountant, and each of Buyer, on the one hand, and Seller, on the other hand, shall bear that percentage of the fees and expenses of the Accountant equal to the proportion (expressed as a percentage and determined by the Accountant) of the dollar value of the disputed amounts determined in favor of the other party by the Accountant.

(c)Payment of Earnout Amount.

(i)No later than 5 Business Days to the extent paid in cash, or 20 days to the extent paid in Buyer Shares, following the date on which the Earnout Statement becomes final and binding upon the parties, Buyer shall pay to Seller the Earnout Amount, if any.  The Earnout Amount shall be paid, at Buyer’s election in its sole discretion, by delivery of cash or Buyer Shares or any combination of cash and Buyer Shares.

(ii)If Buyer elects to pay all or any portion of the Earnout Amount by delivery of Buyer Shares:

(A)The portion of the Earnout Amount to be so paid shall be satisfied by delivery of  a number of Buyer Shares, rounded to the nearest whole share, equal to the quotient of (I)  the portion of the Earnout Amount to be so paid divided by  (II) the Market Price.

(B)Any such delivery of Buyer Shares shall be affirmed by evidence reasonably acceptable to Seller verifying registration of such Buyer Shares in the name of Seller by book entry, bearing the legend or restrictive notation set forth in Section 4.26(f).

(C)Any such Buyer Shares will be issued in reliance upon an applicable exemption for registration under the Securities Act of 1933, as amended (the “Securities Act”).  Buyer’s obligation to deliver the Buyer Shares will be conditioned upon Seller’s delivery to Buyer of, and Seller hereby covenants and agrees that it shall deliver to Buyer, a certificate duly executed and delivered by Seller, dated the date of the delivery of the Buyer Shares, stating that the representations and warranties set forth in Section 4.26 are true and correct as of the date of the delivery of the Buyer Shares.

(D)Prior to the issuance of any Buyer Shares, Buyer will file a supplemental listing application with the New York Stock exchange to list such Buyer Shares.

(d)Operations.    From the Closing through the end of the Earnout Period, Buyer shall operate the Business and the Buyer Brand Business as a separate division (collectively, the “Managed Business”).  From the Closing through the end of the Earnout Period, subject to (i) the ultimate control and responsibility of the Board of Directors of Buyer, (ii) compliance with all applicable Law and (iii) compliance with Buyer’s policies (including human resources policies, accounting policies, contract signing authority policies, legal and regulatory compliance standards and consumer data guidelines, privacy rules and regulations, customer policies and requirements, and other applicable policies): (A) so long as Owner remains employed with Buyer or one of its subsidiaries, Owner shall have the authority to manage the business and affairs of the Managed Business and will have general authority to make all material decisions pertaining to the operation of the Managed Business, and (B) Buyer shall provide marketing funding to the Managed Business in accordance with Seller’s ordinary course, provided that, in each case of clauses (A) and (B) above, (I) the Managed Business maintains (1) gross margins (which shall be calculated by dividing (x) the sum of gross profit of the Business plus the Buyer Brand Gross Profit by (y) the sum of the revenue of the Business plus the net revenue of the Buyer Brand Business) on a trailing three (3) month basis at or above ***%, (2) EBITDA margins (which shall be calculated by dividing (x) the sum of Adjusted EBITDA plus Buyer Brand Gross Profit by (y) the sum of the revenue of the Business plus the net revenue of the Buyer Brand Business) on a trailing three month basis at or above ***%, and (3) capital expenditures as a percentage of revenue consistent with Seller’s ordinary course, (II) the Managed Business’s non-credit card related businesses are operated in “maintenance only, non-growth mode” consistent with their historical results and the plan set forth on Schedule 2.6(d), (III) the Managed Business is otherwise operated in a manner that preserves in all material respects relationships with customers, suppliers and employees for the periods following the Earnout Period, and (IV) without limiting the generality of clause (III) above, Owner shall not, without the prior written consent of the Chief Executive Officer of Buyer’s Credit Cards Division (such consent not to be unreasonably withheld), (1) amend or modify any Contract listed Schedule 4.11(a) or enter into any Contract that, if in effect on the date hereof, would be required to be listed on Schedule 4.11(a), in each case in a manner inconsistent with Seller’s ordinary course during the 12 month period ending on the last day of the full calendar month immediately preceding the Closing Date or (2) hire or offer to hire any new employees or independent contractors with annual compensation of at least $250,000 or terminate or encourage any employees or independent contractors with annual compensation of at least $250,000 to resign.  So long as Owner remains employed with Buyer or one of its subsidiaries, Owner shall devote his full business time to the Managed Business and shall not render to others any service of any kind for compensation or engage in any activity which conflicts or interferes with the performance of his obligations to the Managed Business.  Buyer covenants and agrees that, from the Closing through the end of the Earnout Period, it shall, and shall cause its Affiliates to operate the Business in good faith.

(e)Buyer Obligations.  Notwithstanding anything in this Agreement to the contrary (but without limiting the effect of Section 2.6(d) above), none of Buyer or any of its Affiliates (i) shall be under any obligation or have any duty to act in such a manner that the Earnout Amount is paid or, if payable, maximized, (ii) will owe any Seller Party any fiduciary or other similar duty in respect of this Section 2.6 or (iii) will have any obligation, and shall be bound by no agreement or covenant of any kind, in respect of this Section 2.6 other than an obligation to comply with (x) the covenants and agreements expressly set forth in this Section 2.6 and (y) the covenant of good faith and fair dealing implied in all contracts governed by Delaware Law, it being the parties’ intention that any other covenants, agreements and/or obligations are expressly waived and disclaimed.

(f)Non-Assignability.  The interests, if any, of any Seller Party in the Earnout Amount shall not be assignable or transferable (except for ordinary course estate planning transfers of equity interests of Seller in accordance with this Section 2.6(f)), and from the date hereof through the end of the Earnout Period, the Seller Parties covenant and agree that Owner shall at all times exercise voting control of Seller and that all equity interests of Seller shall be owned beneficially and of record by Owner or his immediate family members or any estate planning trust solely for the benefit of Owner or his immediate family members.

(g)Clawback.  The Earnout Amount paid to Seller shall be subject to clawback from any Seller Party by Buyer if (i) the calculation of such Earnout Amount was based on calculations of the Earnout Adjusted EBITDA and/or Reference Adjusted EBITDA that were inaccurate and (ii) such inaccuracy is directly or indirectly attributable to fraud or intentional misrepresentation (but not negligent misrepresentation) of Owner or any employee of Buyer or any of its subsidiaries acting at the direction of Owner as determined in a final adjudication determined by a court of competent jurisdiction.  Upon any such determination, the Seller Parties shall be jointly and severally obligated to return to Buyer the portion of the Earnout Amount that is attributable to the inaccuracy giving rise to such determination.

2.7Purchase Price Allocation

. Buyer and Seller Parties agree to allocate the Purchase Price (along with all other items of consideration for income Tax purposes) and any adjustment thereto to the Purchased Assets in accordance with Section 1060 of the Code for all federal, state and local income Tax purposes (as finally determined pursuant to this Section 2.7, the “Allocation”). No later than 120 days following the determination of the Final Net Working Capital, Buyer shall prepare the draft Allocation,  and in the event that Seller is in agreement with the Allocation then the Allocation should be final and shall be binding upon Buyer and each Seller Party for all U.S. federal, state and local income Tax purposes. Buyer and each Seller Party shall timely and properly report the sale of the Purchased Assets in a manner consistent with the final Allocation (including, but not limited to the preparation of Internal Revenue Service Form 8594) and shall not take any position in connection with any income Tax audit or contest that is inconsistent with the Allocation. In the case of any subsequent adjustment to the Purchase Price or any other relevant item of consideration requiring an amendment to the final Allocation, Buyer shall prepare an amended Allocation taking into account such adjustment to the Purchase Price or any other relevant item of consideration, and Buyer and each Seller Party shall file amended Forms 8594 consistent with such amended Allocation. Each Seller Party shall timely deliver all such documents and other information as Buyer may reasonably request in order to prepare the Allocation. However, if Buyer and Seller are unable to agree on the Allocation within 30 days of the delivery of the draft Allocation to Seller, each of Buyer and Seller may file Form 8594 and any Tax Returns allocating the Purchase Price among the Purchased Assets in a manner each believes appropriate, provided such allocation is reasonable and in accordance with Section 1060 of the Code.  Buyer and Seller hereby agree that no more than $25,000 of the Purchase Price shall be specifically allocated as payment for any non-competition, non-solicitation or other restrictive covenants of Seller or Owner.  Seller Parties agree that such special allocation of the Purchase Price is for tax purposes only, and shall not for any purpose be used (i) when considering the enforceability of any such covenants or (ii) as a measure of, and shall be irrelevant to any determination of, any Adverse Consequences resulting from the breach of any such covenants or otherwise.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO OWNER

Seller Parties hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing as follows:

3.1Authorization. Owner has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party. This Agreement and the Transaction Documents to which Owner is party have been duly executed and delivered by Owner and constitute the legal, valid and binding obligation of Owner, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally, and the availability of equitable remedies (collectively, “Enforceability Exceptions”).

3.2Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Owner in connection with the authorization, execution, delivery and performance of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby.

3.3No Violation. The execution, delivery and performance by Owner of this Agreement and the Transaction Documents to which Owner is a party and the consummation of the transactions contemplated hereby and thereby will not:

(a)result in the breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of Owner under, any mortgage, note, bond, indenture, contract, agreement, license or other instrument or obligation of any kind or nature, in any case whether written or oral, by which Owner or any of its assets may be bound or affected; or

(b)violate or conflict with any Law.

3.4No Brokers or Finders. Except with respect to Vista Point Advisors, whose fees and expenses shall constitute a Seller Transaction Expense, neither Owner nor any Affiliate thereof has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

3.5Litigation.  There are no Proceedings pending or, to Owner’s Knowledge, threatened against or affecting Owner or Seller that seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLER AND THE BUSINESS

Seller Parties hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing as follows:

4.1Authorization; Organization; Good Standing.

(a)Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Transaction Documents to which Seller is party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized, and no other proceeding on the part of Seller is necessary. This Agreement has been, and the Transaction Documents to which Seller is party will be, duly executed and delivered by Seller and constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with their respective terms, except as enforcement may be limited by the Enforceability Exceptions. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, which jurisdiction is listed on Schedule 4.1, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

(b)Seller is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction listed on Schedule 4.1, which are all of the jurisdictions in which the nature of such Person’s business or assets requires such Person to so qualify. Complete and correct copies of the charter documents, bylaws or similar organizational documents of Seller and all amendments thereto have been made available to Buyer.

4.2Capitalization.  Schedule 4.2(a) sets forth the entire authorized Equity Securities of Seller and a complete and correct list of the issued and outstanding Equity Securities of Seller, including the name of the record and beneficial owner thereof and the number of Equity Securities held thereby. Except as set forth on Schedule 4.2(a),  Seller does not have any outstanding Equity Securities or other securities directly or indirectly convertible into or exchangeable for its Equity Securities, Seller does not have any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and there are no agreements containing profit participation or phantom equity features with respect to Seller. Seller does not own or otherwise hold, directly or indirectly, any stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. The Equity Securities of Seller owned by Owner are owned by Owner free and clear of all Liens.

4.3Consents and Approvals. Except as set forth on Schedule 4.3, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Seller in connection with the authorization, execution, delivery and performance by Seller of this Agreement or any Transaction Document, or the consummation of the transactions contemplated hereby and thereby.

4.4No Violation. Except as set forth on Schedule 4.4, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a)result in the breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of Seller under, any Contract;

(b)violate or conflict with any Law;

(c)violate any provision of the charter documents, bylaws or similar organizational documents of Seller; or

(d)result in the creation or imposition of any Lien (other than Permitted Liens) upon any Purchased Assets.

4.5Brokers or Finders.  Except with respect to Vista Point Advisors, whose fees and expenses shall constitute a Seller Transaction Expense, neither Seller nor any of its Affiliates has retained any broker or finder, agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

4.6Financial Statements and Financial Data.

(a)Attached as Exhibit A are copies of the following financial statements of Seller (collectively, the “Financial Statements”):

(i)the unaudited balance sheet of Seller as of December 31, 2014 and 2015 and the related unaudited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for each of the years then ended; and

(ii)the unaudited balance sheet of Seller as of March 31, 2016 (the “Balance Sheet”), and the related unaudited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the 3-month period then ended.

The Financial Statements (including the notes thereto) (i) except as set forth on Schedule 4.6(a), have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, except that the interim Financial Statements are subject to normal year-end adjustments and lack footnotes required by GAAP, (ii) present fairly the assets, liabilities and financial condition of Seller as of such dates and the results of operations of Seller for such periods, and (iii) are consistent with the books and records of Seller (which books and records are correct and complete in all material respects).

(b)All notes and accounts receivable of Seller are reflected properly on the books and records of Seller, are valid receivables subject to no setoffs or counterclaims, and are current and collectible subject to the reserve for bad debts set forth on the Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Seller. The accounts payable and accruals of Seller have arisen in bona fide arm’s-length transactions in the ordinary course of business, and Seller has been paying its accounts payable as and when due.

4.7Absence of Undisclosed Liabilities

. Seller does not have any material Liabilities, except (a) as and to the extent specifically accrued for or reserved against in the Balance Sheet; (b) Liabilities which have arisen after the date of the Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); (c) executory obligations under a Contract (other than liabilities relating to any breach, or any fact or circumstance that, with notice, lapse of time or both, would result in a breach, thereof by Seller); and (d) Liabilities specifically set forth on Schedule 4.7.

4.8Absence of Changes or Events

. Since September 30, 2015 (the “Reference Date”), no Event has occurred that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Schedule 4.8, since the Reference Date, Seller has conducted the Business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as disclosed in Schedule 4.8,  since Reference Date, Seller has not taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.1 (excluding Section 6.1(l)).

4.9Assets.

(a)Seller owns good and marketable title to, or a valid right to use, all of the Purchased Assets, free and clear of any and all Liens other than Permitted Liens (except, in each case, any of the Purchased Assets that constitute Intellectual Property, which are separately set forth in Section 4.10).

(b)All items of tangible personal property included the Purchased Assets with a replacement value greater than $10,000 are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used. None of the tangible personal or movable property constituting Purchased Assets is located other than at the Leased Real Property.

(c)The Purchased Assets are sufficient to enable the Business to be conducted by Buyer immediately after the Closing in the same manner as the Business has been conducted since the Reference Date.

4.10Proprietary Rights.

(a)Schedule 4.10(a) contains a true, correct and complete list of all Seller Registered Intellectual Property that includes (i) the jurisdictions in which such item of Seller Registered Intellectual Property has been registered or filed, the applicable registration or serial number, date of filing, identifying information such as title or mark, and status; and (ii) each product or service identified in Schedule 4.10(c) that embodies, utilizes or is based upon or derived from (or, with respect to products and services under development that is expected to embody, utilize or be based upon or derived from) such item of Seller Registered Intellectual Property.  All Seller Registered Intellectual Property (other than applications therefore) is valid, subsisting and enforceable, and all necessary application, registration, maintenance and renewal fees currently due in connection with all Seller Registered Intellectual Property have been made and all necessary documents, recordations and certifications in connection with all Seller Registered Intellectual Property have been filed with the relevant Governmental Authorities for the purpose of maintaining and recording title for such Seller Registered Intellectual Property.  Seller has not licensed any trademarks, service marks, or other source identifiers included among the Seller Registered Intellectual Property to any third party.  Without limiting the generality of the foregoing:

(i)all Seller Registered Intellectual Property owned or purported to be owned by Seller is and at all times has been in compliance with all Laws, and all filings, payments and other actions required to be made or taken to maintain such item of Seller Registered Intellectual Property in full force and effect have been made by the applicable deadline and for payments, at the correct rates;

(ii)Schedule 4.10(a)(ii) accurately identifies each filing, payment or action that is due or must be made or taken on or before the date that is sixty (60) days after the date hereof in order to maintain each such item of Seller Registered Intellectual Property in full force and effect;

(iii)Seller has made available to Buyer complete and accurate copies of all material: applications, filings, correspondence and other material documents related to each such item of Seller Registered Intellectual Property; and

(iv)no interference, opposition, reissue, reexamination, review or other Proceeding of any nature is or has been pending or, to Seller’s Knowledge, threatened, in which the scope, validity or enforceability of any Seller Registered Intellectual Property or any Intellectual Property embodied therein is being, has been or could reasonably be expected to be contested or challenged.

(b)Seller exclusively owns all right, title and interest in and to all Intellectual Property used in connection with the operation and conduct of its business, free and clear of any Liens (other than Permitted Liens), other than Intellectual Property that is licensed to Seller as identified in Schedule 4.10(d) or Intellectual Property that is licensed to Seller and not required to be identified in Schedule 4.10(d).  Seller’s Patents that are pending currently correctly name as inventors all Persons who are the true inventors of Seller’s Patents.

(c)Schedule 4.10(c) sets forth a true, correct and complete list of each proprietary product or service developed, licensed, manufactured, marketed or sold by Seller, including the Seller Proprietary Software. No portion of the Seller Proprietary Software contains, embodies, uses, copies, comprises or requires the work of any third party that Seller does not own, or has not validly and correctly licensed from the true owner.

(d)Schedule 4.10(d) accurately identifies (i) all Intellectual Property licensed to Seller (other than any non-customized Software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license; (B) is not incorporated into, or used directly in the distribution of, Seller’s products or services; and (C) is generally available on standard terms for less than $10,000); (ii) the corresponding Contract or Contracts pursuant to which such Intellectual Property is licensed to Seller; and (iii) whether the license or licenses granted to Seller are exclusive, sole or non-exclusive. No royalties, fees, honoraria, volume-based, milestone or other payments are payable by Seller and no obligations are owed to any Person by reason of the ownership, use, sale, licensing, distribution or other exploitation of any Intellectual Property relating to the conduct or operation of the Business or the delivery or provision of the its products or services other than pursuant to the Contracts identified in Schedule 4.10(d).

(e)Schedule 4.10(e) accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Seller Owned Intellectual Property (other than non-exclusive object code Software licenses granted to end user customers and involving payments to Seller in the ordinary course of business pursuant to Seller’s standard form of license agreement and in an amount or having a value of less than $10,000).  Except as set forth on Schedule 4.10(e), Seller is not bound by, and no Seller Owned Intellectual Property is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Seller to use, exploit, assert or enforce any Seller Owned Intellectual Property, in each case anywhere in the world.  Seller has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Seller Owned Intellectual Property to any Person.

(f)Seller has provided to Buyer a complete and accurate copy of each standard form of Contract relating to Seller Owned Intellectual Property used by Seller at any time in the last two years, including, without limitation, each standard form of (i) license agreement; (ii) distributor or reseller agreement; (iii) employee agreement containing intellectual property assignment or license of Intellectual Property or any confidentiality provision; (iv) consulting or independent contractor agreement containing intellectual property assignment or license of Intellectual Property or any confidentiality provision; (v) confidentiality or nondisclosure agreement, (vi) support and maintenance contract; (vii) professional services agreement; and (viii) escrow agreement. Schedule 4.10(f) accurately identifies each Contract relating to Seller Owned Intellectual Property that deviates in any material respect from the corresponding standard form agreement provided to Buyer.

(g)All Seller Owned Intellectual Property was developed by employees, agents, consultants, contractors or other Persons who have executed valid and enforceable instruments of assignment in favor of Seller as assignee that have conveyed to Seller ownership of all Intellectual Property rights in the Seller Owned Intellectual Property. No current or former shareholder, officer, director or employee has any claim, right (whether or not currently exercisable), or interest to or in any Seller Owned Intellectual Property. To the extent that any Intellectual Property has been developed or created by a third party for Seller,  Seller has a written agreement with such third party with respect thereto and Seller thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted) to, all of such third party’s Intellectual Property rights in such work, material or invention by operation of law or by valid assignment. No employee is, to Seller’s Knowledge, in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality.

(h)No funding, facilities or personnel of any Governmental Authority were used to develop or create, in whole or in part, any Seller Owned Intellectual Property.

(i)Seller is not and has not been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate Seller to grant or offer to any other Person any license or right to any Seller Owned Intellectual Property.

(j)None of Seller or any of its products or services has infringed upon (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated, or is infringing upon (directly, contributorily, by inducement or otherwise), misappropriating or otherwise violating, the Intellectual Property of any third party. To Seller’s Knowledge, no Person has infringed upon, misappropriated or violated, or is infringing upon, misappropriating or violating, any Seller Owned Intellectual Property.  Schedule 4.10(j) accurately identifies (and Seller has provided to Buyer a true, complete and accurate copy of) each letter or other written communication or correspondence that has been sent or otherwise delivered in the last 4 years by or to Seller, and each document of any kind created within Seller with or without any such letter, communication or correspondence, regarding any actual, alleged or suspected infringement or misappropriation of any Intellectual Property, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

(k)Neither the execution, delivery or performance of this Agreement or any Transaction Document nor the consummation of any of the transactions contemplated by this Agreement any Transaction Document will, with or without notice or lapse of time (or both), result in, or give any other Person the right or option to cause or declare: (i) a loss of, or Lien (other than a Permitted Lien) on, any Intellectual Property; (ii) a breach of any license agreement listed or required to be listed in Schedule 4.10(d); (iii) the release, disclosure, or delivery of any Seller Owned Intellectual Property by or to any escrow agent or other Person; or (iv) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Seller Owned Intellectual Property.

(l)None of the Seller Proprietary Software nor, to Seller’s Knowledge, any other product, system or service of Seller, (i) contains any bug, defect or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission or use of date data) that materially and adversely affects the use, functionality or performance of such Seller Proprietary Software or any product or system containing or used in conjunction with such Seller Proprietary Software; or (ii) fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality or performance of such Seller Proprietary Software or any product or system containing or used in conjunction with such Seller Proprietary Software. Seller has provided to Buyer a true, complete and correct list of all known and material: bugs, defects and errors in each version and component of the Seller Proprietary Software.

(m)No  Seller Proprietary Software nor, to Seller’s Knowledge, any other product, system or service of Seller, contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(n)None of the source code of Seller has been delivered, licensed, published or disclosed by Seller, except pursuant to a written non-disclosure agreement that is in the standard form used by Seller or similar agreement requiring the recipient to keep such source code or trade secrets confidential, or, to Seller’s Knowledge, by any third party to any other third party except pursuant to licenses or other Contracts requiring such third party to keep such trade secrets confidential. Without limiting the generality of the foregoing, except as set forth in Schedule 4.10(n), no portion of the source code for any Software ever owned, developed, used, or distributed by Seller has been delivered, disclosed, licensed or made available to any escrow agent or other Person and there are no contracts in existence that would permit, facilitate or provide any such disclosure or license. Except as set forth in Schedule 4.10(n), (i) Seller does not have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Seller Proprietary Software to any escrow agent or other Person who is not, as of the date of this Agreement, an employee, and (ii) no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or could reasonably be expected to, result in the delivery, license or disclosure of the source code for any Seller Proprietary Software to any other Person who is not, as of the date of this Agreement, an Employee. Except as set forth in Schedule 4.10(n), source code in respect of any of the Seller Proprietary Software has never been removed from Seller’s premises, and has never been disclosed, licensed, transferred or released to any Person other than disclosures to those of its employees and contractors having “a need to know” in connection with the development, modification or support of the products and services of Seller. Except for licensed customers of Seller, no Person has been provided a copy of the object code of any of the Seller Proprietary Software by Seller.

(o)No Seller Proprietary Software is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that (i) does require, or does condition the use or distribution of such Seller Proprietary Software on, the disclosure, licensing or distribution of any source code for any portion of such Seller Proprietary Software, or (ii) does otherwise impose any limitation, restriction or condition on the right or ability of Seller to use or distribute any Seller Proprietary Software. There is no material obligation, term or provision of any such “open source” license that Seller has not performed.

(p)Except as set forth on Schedule 4.10(p), all of the systems used by Seller in connection with the operation of its business are maintained and operated exclusively by Seller and are not wholly or partly dependent on any facilities or means (including any electronic, mechanical or photographic process, computerized or otherwise) which are not under the exclusive ownership and control of Seller.

(q)The computer systems, including the Software, hardware and networks (collectively, the “Systems”), currently used by Seller are sufficient for the current needs of the Business, including as to capacity and ability to process current peak volumes in a timely manner. In the past twelve (12) months, there have been no material bugs in, or failures, breakdowns, or continued substandard performance of, any Systems that has caused the substantial disruption or interruption in or to the use of such Systems by Seller or the conduct of the Business.

(r)The material trade secrets included in the Purchased Assets are all of the trade secrets necessary to enable the Business to be conducted by Buyer immediately after the Closing in the same manner as the Business has been conducted since the Reference Date.  Seller has taken reasonable steps to maintain the confidentiality of and otherwise protect its rights in such trade secrets and there has not been any disclosure by Seller of any such trade secrets. Seller has taken reasonable steps to maintain the confidentiality of and otherwise protect its rights in all Confidential Information and any trade secret or confidential information of third parties used by Seller, and, except under confidentiality obligations, there has not been any disclosure by Seller of any Confidential Information or any such trade secret or confidential information of third parties.

4.11Contracts. Schedule 4.11(a) is a correct and complete list (by reference to the applicable subsection hereof) of (i) all Contracts that require Seller to pay, or entitle Seller to receive, or could result in Liabilities of Seller in the amount of, in the aggregate, $50,000 or more, (ii) all Contracts that restrict Seller or any of its present or future Affiliates from competing with or engaging in any business activity anywhere in the world or soliciting for employment, hiring or employing any Person (except for standard nondisclosure agreements entered into in the ordinary course), (iii) all Contracts for acquisitions or dispositions (by merger, purchase or sale of assets or stock or otherwise) of material assets, as to which Seller has continuing material obligations or material rights, (iv) all Contracts concerning joint venture or partnership agreements, or the sharing of profits, (v) all Contracts whereby Seller leases, subleases, licenses, or otherwise holds any rights to use or occupy any interest in real property (the “Real Property Leases”), (vi) all Contracts with respect to Indebtedness, (vii) all Contracts with any Governmental Authority (and to the extent any such Contract involves a small business “set aside”, the same shall be noted on Schedule 4.11(a)), (viii) all Contracts pursuant to which Seller leases, is licensed or otherwise authorized to use or distribute any Intellectual Property of any other Person or which otherwise affect the ability of Seller to use any Intellectual Property (other than any non-customized Software that (A) is so licensed soley in executable or object code form pursuant to a non-exclusive, internal use Software license; (B) is not incorporated into, or used directly in the distribution of, Seller’s products or services; and (C) is generally available on standard terms for less than $20,000), (ix) all Contracts pursuant to which Seller leases, licenses or otherwise authorizes another Person to use, distribute, sell, resell or incorporate any Seller Owned Intellectual Property (excluding non-exclusive end user licenses granted to customers in the ordinary course of business), (x) all Contracts that contain any fixed or indexed pricing, “most-favored nation” pricing or similar pricing terms or provisions regarding minimum volumes, volume discounts, or rebates, (xi) all collective bargaining agreements; (xii) all Contracts with respect to the employment of any individual on a full-time, part-time, consulting, or other basis or providing severance benefits, (xiii) all Contracts with any Top Customer or Top Supplier, (xiv) all Contracts with respect to any Related Party Transaction, and (xv) all other Contracts. Correct and complete copies of the Contracts listed or required to be listed on Schedule 4.11(a), together with all modifications and amendments thereto, have previously been delivered to Buyer. Each of the Contracts is in full force and effect, is valid and enforceable in accordance with its terms, and is not subject to any claims, charges, set offs or defenses, in each case with respect to Seller, and to Seller’s Knowledge, with respect to any other party thereto.  Except as set forth on Schedule 4.11(b), Seller is not in breach or default, nor has any event occurred which with the giving of notice or the passage of time or both would constitute a breach or default by Seller of, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by another party under, or in any manner release any party thereto from any obligation under, any Contract and, to the Knowledge of Seller, no other party is in breach or default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a breach or default by any other party, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by Seller under, or in any manner release any party thereto from any obligation under, any Contract. No Seller Party has been notified by any counterparty to any Contract that such counterparty is terminating or intends to terminate such Contract.

4.12Litigation.  Except as set forth on Schedule 4.12(a), there are no Proceedings pending or, to the Knowledge of Seller, threatened against Seller or any of the current or former officers, directors or employees of Seller related to Seller or the Business, nor, to the Knowledge of Seller, is there any reasonable basis for any such Proceeding. Except as set forth on Schedule 4.12(b), there are no Proceedings pending or threatened by Seller. Schedule 4.12(c) sets forth a complete and correct list and description of all Proceedings made, filed or otherwise initiated in connection with Seller or any of the current or former officers, directors or employees of Seller related to Seller or the Business that has been resolved in the past 5 years. Schedule 4.12 (d) sets forth any Order to which Seller is subject.

4.13Compliance with Applicable Laws

.  Except as set forth on Schedule 4.13, each of Seller and the Business is and has been in compliance with all applicable Laws in all material respects, and during the past 5 years Seller has not received written (or, to Seller’s Knowledge, oral) notice of any actual or alleged violation of any Law.

4.14Licenses and Permits

.  Seller holds and has held, all Permits necessary for the conduct, ownership, use, occupancy or operation of the Business and the Purchased Assets. Seller is and has been in compliance with all such Permits, and during the past 5 years Seller has not received any written (or, to Seller’s Knowledge, oral) notice to the contrary.  All such Permits are identified on Schedule 4.14 and complete and correct copies thereof have been made available to Buyer.

4.15Health, Safety and Environment

.

(a)Each of Seller and the Business is and has been in compliance with all Environmental and Safety Requirements.

(b)Seller has not been subject to, nor has received any notice of, any Proceeding related to the presence or alleged presence of Hazardous Materials in, under, or upon or migrating to or from any real property currently or formerly owned, leased, or used by (i) Seller or any of its predecessors, or (ii) any Person that has, at any time, transported, treated, stored or disposed of Hazardous Material on behalf of Seller or any of its predecessors.

4.16Taxes.

(a)Seller has timely and properly filed all Tax Returns required to be filed by it, taking into account any extension of time to file granted to or obtained on behalf of Seller. All such Tax Returns are accurate and complete in all material respects. Seller has timely and properly paid all Taxes that were due and payable by Seller, whether or not shown on such Tax Returns.

(b)No Tax audits or administrative or judicial Tax are being conducted with respect to Seller or remain unsettled or unpaid. Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that, in either case, remains in effect.

(c)No claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that Seller may be subject to taxation by that jurisdiction.

(d)There are no Liens on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

(e)Seller is not a party to any Tax allocation, Tax sharing, Tax distribution, Tax gross-up or Tax indemnification agreement or arrangement that could bind Buyer, other than a customary contractual agreement (such as a lease) or arrangement the principal purpose of which is not the sharing or allocation of Tax.

(f)Seller does not have any liability for Taxes of another Person.

(g)None of the Purchased Assets are (i) “section 197(f)(9) intangibles” (as defined in Treasury Regulation Section 1.197-2(h)(1)(i) and assuming for this purpose that the transition period ends on August 10, 1993) or (ii) an interest in an entity or arrangement classified as a partnership for United States federal, state or local income Tax purposes.

(h)The aggregate unpaid Taxes of Seller (a) did not, as of March 31, 2016,  exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet and (b) do not exceed that reserve as adjusted for the passage of time up to the Closing in accordance with the past custom and practice of Seller in preparing its Financial Statements and accruing for its Tax liabilities.

(i)Seller is not a party to any agreement or arrangement that could result, separately or in the aggregate, in the actual or deemed payment of any “excess parachute payments” within the meaning of Section 280G of the Code (or any comparable provision of foreign, state or local Law). Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any event) would result in the actual or deemed payment of any “excess parachute payments” within the meaning of Section 280G of the Code (or any comparable provision of foreign, state or local Law).

(j)Seller has never participated in any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b).

(k)Seller has not requested or received a ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority that might impact the amount of Tax due from Buyer or its Affiliates after the Closing Date.

(l)Each Employee Benefit Plan with respect to any Business Employee that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) and any award thereunder, in each case that is subject to Section 409A of the Code has been administered and drafted or amended, in such a manner so that the additional tax described in Section 409A(1)(B) of the Code will not be assessed against any individual participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder. No Employee Benefit Plan with respect to any Business Employee that would have been a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of

2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004.

(m)Seller has not deferred the inclusion of any amounts in gross income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulation Section 1.451-5, Sections 455 or 456 of the Code or any corresponding or similar provision of Law or as a deposit or prepaid amount (irrespective of whether or not such deferral is elective).

(n)Seller is, and always has been, an “S corporation” as that term is defined in Section 1361(a) of the Code (and any corresponding or similar applicable provision of state, local or foreign income Tax Law).

4.17Insurance Policies.  Schedule 4.17(a) contains a true and complete list of all insurance policies,  to which Seller is a party or which provide coverage to or for the benefit of or with respect to Seller or any director, manager, officer or employee of Seller in his, her or its capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the expiration date of each policy and the amount of coverage.  True and complete copies of all such Insurance Policies have been made available to Buyer. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms immediately following the Closing. Seller is current in all premiums or other payments due under the Insurance Policies and has otherwise complied in all material respects with all of its obligations under each Insurance Policy. Seller has given timely notice to the insurer of all material claims that may be insured thereby under any Insurance Policy.

4.18Employee Benefit Plans.

(a)Except as set forth on Schedule 4.18, Seller does not maintain, sponsor, or contribute to, is not required to make contributions to, or does not have any other Liability with respect to, any “Employee Pension Benefit Plan” (as defined in Section 3(2) of ERISA), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA), “Multi-Employer Plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), pension plan, plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan, “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA) or any other plan, program, policy, Contract, trust, agreement or arrangement providing compensation or benefits of any kind (excluding base salary or wages and overtime) to any current or former employees, directors, or other natural person service providers of Seller or dependents or beneficiaries thereof, whether written or unwritten, including without limitation any severance agreement, change-of-control agreement, employment agreement or consulting agreement (each an “Employee Benefit Plan,” and collectively, the “Employee Benefit Plans”).

(b)No Employee Benefit Plan is or was (i) a “multiemployer plan” within the meaning of ERISA Section 3(37) or 4001(a)(3), (ii) a “multiple employer plan” within the meaning of Code Section 413(c) or ERISA Section 4063 or 4064 or Code Section 413(c), (iii) a “multiple employer welfare arrangement” within the meaning of ERISA Section 3(40) (or other plan, program, arrangement or trust providing for or funding the welfare of any of the employees or former employees or beneficiaries thereof of Seller), or (iv) a plan subject to Section 302 or Title IV of ERISA or Code Section 412. No Employee Benefit Plan provides post-retirement medical or life or other welfare benefits to any current or future retired or terminated employee (or any dependent thereof) of Seller other than as required pursuant to Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.

(c)Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a written determination letter or opinion letter from the IRS, upon which Seller is entitled to rely, stating that the form of such Employee Benefit Plan is so qualified, and Seller does not have Knowledge that anything has occurred since the date of such determination that would cause such determination letter to become unreliable.

(d)There are no actions, suits, investigations or claims pending or threatened with respect to any Employee Benefit Plan, or the assets thereof (other than routine claims for benefits), and no  Employee Benefit Plan is under audit or investigation by, or is the subject of a proceeding with respect to, any Governmental Entity, including the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(e)Each Employee Benefit Plan is and has been administered in all material respects in compliance with its terms and the applicable provisions of ERISA, the Code, and any other applicable Law. With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions or reimbursements for all periods ending prior to or as of the Closing Date have been timely made or properly accrued in all material respects. No Seller Party, nor to Seller’s Knowledge, any other Person has engaged in any act or omission with respect to any Employee Benefit Plan which could reasonably be expected to subject any Seller Party or Buyer to any material liability under Sections 409, 502(c), 502(i), 502(l) or 4971 of ERISA or Chapter 43 of the Code.

(f)Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (either alone or in conjunction with any event) (i) increase any benefits otherwise payable under any Employee Benefit Plan, or (ii) result in any acceleration of the time of funding, payment or vesting of any such benefits.

4.19Employees; Labor Relations.  Schedule 4.19 lists Seller’s employees and independent contractors, setting forth the name, title and total compensation (including bonuses) for such Person for the year ended as of the Reference Date.  As of the date of this Agreement, no current employee of Seller has given written (or, to Seller’s Knowledge, oral) notice to Seller of his or her intent to terminate such employment and no notice of termination has been given to any such employee by Seller.  There have not been any “employment losses” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended within the past six (6) months.  Seller is not a party to or obligated with respect to any collective bargaining agreements or contracts with any labor union or other representative of employees or any employee benefits provided for by any such agreement.  No Person has been recognized as a collective bargaining representative of Seller employees and within the last five (5) years no union organizing activity has occurred or been threatened.  No strike, shutdown, work stoppage, picketing, lockout, other material labor dispute (whether or not resolved) with employees has occurred at any time during the past five (5) years or is pending or threatened against Seller.

4.20Transactions With Related Parties. No Related Party has any direct or indirect interest in (a) any material customer or supplier of Seller or (b) any assets or property used by Seller (including any Intellectual Property).  Schedule 4.20(a) sets forth the parties to and the date, nature and amount of each Related Party Transaction since the Reference Date (other than salary or other compensation or benefits under Employee Benefit Plans paid or payable in the ordinary course of business consistent with past practice to employees in consideration for bona fide services performed by such employees). Except as set forth on Schedule 4.20(b), from and after the Closing Date, the Business and Buyer shall have no obligation to engage in any transaction with any Related Party and shall not be bound by any contract, agreement, arrangement or commitment with any Related Party.

4.21Real Property.

(a)Seller does not own any real property.

(b)Schedule 4.21(b) sets forth a complete list, including an address of each leasehold or subleasehold estate or other right to use or occupy any interest in real property held by Seller (“Leased Real Property”) and the Real Property Leases (including all amendments, guaranties and other agreements with respect thereto) relating to each such Leased Real Property. With respect to each Leased Real Property, (i) Seller’s possession and quiet enjoyment under the applicable Real Property Lease has not been disturbed, (ii) Seller has not subleased, licensed or otherwise granted any person the right to use or occupy any Leased Real Property or any portion thereof and (iii) there are no special, general or other assessments pending against Seller or affecting any Leased Real Property that would be payable by the lessee thereof.

(c)The Leased Real Property comprises all of the real property that is used in, related to or necessary for the operation of the Business. The Leased Real Property is in good condition and repair and is sufficient for the operation of the Business as currently conducted and intended to be conducted. There is no pending or, to the Knowledge of Seller, threatened condemnation, expropriation or other governmental taking of any part or interest in any Leased Real Property. The current and intended use and occupancy of the Real Property and the operation of the Business as currently conducted and intended to be conducted thereon do not violate any applicable zoning law, easement, covenant, condition, restriction or similar provision in any instrument of record affecting the Leased Real Property. To the Knowledge of Seller, no fact or condition exists that could result in the termination or impairment of presently available access from adjoining public or private streets or ways or in the discontinuation of presently available sewer, water, electric, gas, telephone or other utilities or services for any Leased Real Property.

4.22Suppliers and Customers.

(a)Schedule 4.22(a) contains a complete and correct list of (i) the 10 largest suppliers of Seller (excluding utilities, but including search engines, performance marketing networks, publishing platforms, affiliates and affiliate networks and other advertising platforms),  by the aggregate dollar value of purchases by Seller during the 12-month period ended March 31, 2016  (each a “Top Supplier”) and (ii) with respect to each Top Supplier, the aggregate dollar value of purchases. Since September 30, 2015, no Top Supplier has terminated or materially adversely modified the amount, pricing, frequency or terms of the business such Top Supplier conducts in connection with the Business. No Seller Party has received any written notice, nor does Seller have any Knowledge, that any Top Supplier intends to terminate or materially adversely modify the amount, pricing, frequency or terms of the business such Top Supplier conducts in connection with the Business. There is no material dispute pending with any Top Supplier, nor does Seller have any Knowledge of a reasonable basis for any such dispute.

(b)Schedule 4.22(b) contains a complete and correct list of (i) the 10 largest customers (consolidating into a single customer all affiliated customers) of Seller,  by the aggregate dollar value of sales by Seller during the 12-month period ended March 31, 2016 (each a “Top Customer”) and (ii) with respect to each Top Customer, the aggregate dollar value of such sales. Since September 30, 2015, no Top Customer has terminated or materially adversely modified the amount, pricing, frequency or terms of the business such Top Customer conducts in connection with the Business. No Seller Party has received any written notice, nor does Seller have any Knowledge, that any such Top Customer intends to terminate or materially adversely modify the amount, pricing, frequency or terms of the business such Top Customer conducts in connection with the Business. There is no material dispute pending with any Top Customer, nor does Seller have any Knowledge of a reasonable basis for any such dispute.

4.23Bank Accounts.  Schedule 4.23 is a complete and correct list of each bank or financial institution in which Seller has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all persons authorized to draw thereon or to having signatory power or access thereto.

4.24Trade Names; Business Locations.  Schedule 4.24 sets forth all fictitious or trade names that Seller has been known as or used and all offices or places of business Seller has used, in each case, in the past 5 years. Seller is not the surviving corporation of a merger or consolidation.

4.25Privacy and Marketing.

(a)Each of Seller and the Business is and has at all times been in compliance with (i) its privacy policies and terms of use, (ii) all representations, warranties, covenants and agreements of Seller pursuant to any Contract that are related to the Processing of Personal Information, and (iii) all Privacy Laws and (iv) the Payment Card Industry Data Security Standards version 3.1. Seller has not received any written (or, to Seller’s Knowledge, oral) notice or complaint during the past 5 years of, or been charged or accused with, the violation of any Privacy Laws, and there is no charge, claim, assertion or Proceeding against, and to Seller’s Knowledge, there are no pending investigations by any Governmental Authority of Seller relating to Privacy Laws. To Seller’s Knowledge,  Seller has not experienced any incident in which any Personal Information was or may have been stolen or subject to any unauthorized access or use that has resulted in, or would reasonably be expected to result in, any material Liability of Seller or the Business. Each of Seller’s privacy policies allow for the transfer of, and Seller is otherwise able to transfer, any and all information held or used by Seller and/or the Business regarding any user of any of Seller’s websites, including respective sales and marketing information, mailing addresses, telephone numbers, email addresses, credit histories, order histories, and other personal information of any of Seller’s websites, as well as records related to website page views, and any other information provided by users to any of Seller’s websites in accordance with any offers or otherwise, in each case, without the consent or approval of, or notice or compensation to, any Person, and which information can be used by Buyer to conduct the Business immediately after the Closing in the same manner as the Business has been conducted since the Reference Date.

(b)Each of Seller and the Business is and has at all times been in compliance with (i) all Marketing Laws, (ii) all representations, warranties, covenants and agreements of Seller pursuant to any Contract that are related to Marketing Laws and (iii) any policies (including advertising or editorial policies), programs or other requirements of customers, publishing platforms, affiliate networks and other advertising platforms that are related to Marketing Laws. Seller has not received any written (or, to Seller’s Knowledge, oral) notice or complaint during the past 5 years of, or been charged or accused with, the violation of any Marketing Laws, any Contracts that are related to Marketing Laws or any policies (including advertising or editorial policies), programs or other requirements of customers, publishing platforms, affiliate networks and other advertising platforms that are related to Marketing Laws, and to Seller’s Knowledge, there is no charge, claim, assertion or action against, and there are no pending investigations by any Governmental Authority, of Seller relating to Marketing Laws.

4.26Representations Relating to the Investment in the Buyer Shares.

(a)Investment Purpose.   Seller is receiving any Buyer Shares delivered hereunder in the ordinary course of its business, for its own account and not with a present view toward the public sale or distribution thereof, and has no intention of selling or distributing any of such Buyer Shares or any arrangement or understanding with any other persons regarding the sale or distribution of such Buyer Shares or any part thereof, in violation of the Securities Act or any applicable state securities law.  If Seller should in the future decide to dispose of any Buyer Shares, Seller understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the registration requirements of the Securities Act.

(b)No General Solicitation.  Seller acknowledges any Buyer Shares delivered hereunder were not offered to Seller by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or  sales  literature,  including  (i)  any  advertisement,  article,  notice  or  other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Seller was invited by any of the foregoing means of communications.

(c)Accredited Investor Status.  Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Buyer Shares, and has so evaluated the merits and risks of such investment.  Seller is able to bear the economic risk of an investment in the Buyer Shares and, at the present time, is able to afford a complete loss of such investment.

(d)Reliance on Exemptions.   Seller understands that any Buyer Shares delivered hereunder are being issued to Seller in reliance upon specific exemptions from the registration requirements of federal, state, and other securities laws, as applicable, and that Buyer is relying upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Buyer Shares.  Seller understands that any Buyer Shares are characterized as “restricted securities” under the federal securities laws.

(e)Information.   Seller and its advisors have been furnished with or have otherwise had access to all materials relating to the business, finances and operations of Seller and materials relating to the offer and sale of the Buyer Shares which have been requested by Seller.   Seller has been afforded the opportunity to ask questions of Buyer.

(f)Legends.  Seller understands that the book-entry representing the Buyer Shares will bear a notation of restrictive legends in the following form (and a stop-transfer order may be placed against transfer of such Buyer Shares):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, OR IF PURSUANT TO RULE 144, A WRITTEN STATEMENT, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

(g)Short Selling.  Seller represents that is has not entered into any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers of any Buyer Shares owned by it since the time it first began discussions with Buyer about the transactions contemplated by this Agreement.

4.27No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedules) and the other Transaction Documents, no Seller Party nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Purchased Assets furnished or made available to Buyer, its Affiliates and their representatives (including any information, documents or material made available to Buyer in any “data rooms,” “electronic data rooms,” management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business.  Notwithstanding the foregoing, in the case of fraud or intentional misrepresentation (but excluding negligent misrepresentation), the Buyer Indemnified Parties shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein.

4.28Independent Investigation. Seller acknowledges and agrees that neither Buyer nor any other Person has made any representation or warranty, express or implied, as to Buyer or its Affiliates or as to the accuracy or completeness of any information regarding the Buyer or its Affiliates furnished or made available to any Seller Party, their respective Affiliates and their representatives, except as expressly set forth in this Agreement or the other Transaction Documents. Except as expressly set forth in this Agreement or the Transaction Documents, neither Buyer nor any other Person shall have or be subject to any liability to any Seller Party or any other Person resulting from the distribution to any Seller Party, or any Seller Party’s use or reliance on, any information, documents or material made available to any Seller Party in any form in expectation of or in connection with, the transactions contemplated hereby.  Notwithstanding the foregoing, in the case of fraud or intentional misrepresentation (but excluding negligent misrepresentation), the Seller Indemnified Parties shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller Parties as of the date hereof and as of the Closing as follows:

5.1Buyer Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

5.2Authorization. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the Transaction Documents to which Buyer is party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized, and no other proceeding on the part of Buyer is necessary. This Agreement has been, and the Transaction Documents to which Buyer is party will be, duly executed and delivered by

Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against it in accordance with their respective terms, except as enforcement may be limited by the Enforceability Exceptions.

5.3Consents and Approvals. Assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Buyer in connection with the authorization, execution, delivery and performance by Buyer of this Agreement or any Transaction Documents, or the consummation by Buyer of the transactions contemplated hereby and thereby.

5.4No Violation.  Assuming all filings required under the HSR Act are made and any waiting periods thereunder have expired or been terminated, the execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation by Buyer of the transactions contemplated hereby and thereby will not:

(a)violate or conflict with any Law;

(b)violate any provision of the organizational documents of Buyer; or

(c)result in the breach of any of the terms or conditions of, or constitute (with or without notice or lapse of time or both) a default under or an event which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination under, or in any manner release any party thereto from any obligation under, or otherwise affect any rights of Buyer under, any agreements to which Buyer is a party, in each case, except as would not have a material adverse effect on the ability of Buyer to perform its obligations under, or consummate the transactions contemplated by, this Agreement.

5.5No Brokers or Finders.  Except with respect to J.P. Morgan Securities LLC, whose fees and expenses shall be paid by Buyer,  none of Buyer or any Affiliate thereof has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

5.6Litigation.  There are no Proceedings pending or, to Buyer’s knowledge, threatened against or affecting Buyer that seek to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

5.7Sufficient Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable Buyer to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

5.8SEC Filings.

(a)Buyer has filed with or furnished to the SEC all reports required pursuant to Sections 13 and 15(d) of the 1934 Act to be filed or furnished by such Buyer since January 1, 2015 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, and with all documents filed by Buyer under the 1933 Act, the “SEC Documents”).

(b)As of its filing date (and as of the date of any amendment), each SEC Document complied, and each SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

(c)As of its filing date, each SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that any subsequently filed SEC Document shall be deemed to correct and supersede any previously filed SEC Document).

(d)Each SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5.9Independent Investigation. Buyer acknowledges and agrees that no Seller Party nor any other Person has made any representation or warranty, express or implied, as to Seller or the Business or as to the accuracy or completeness of any information regarding the Seller or the Business furnished or made available to Buyer, its Affiliates and their representatives, in each case, except as expressly set forth in this Agreement or the other Transaction Documents. Except as expressly set forth in this Agreement or the other Transaction Documents, no Seller Party nor any other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer’s use or reliance on, any such information or any information, documents or material made available to Buyer in any “data rooms,” “electronic data rooms,” management presentations or in any other form in expectation of or in connection with, the transactions contemplated hereby.  Notwithstanding the foregoing, in the case of fraud or intentional misrepresentation (but excluding negligent misrepresentation), the Buyer Indemnified Parties shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein.

5.10No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedules) and the other Transaction Documents, neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer or any of its Affiliates furnished or made available to any Seller Party, their respective Affiliates and their representatives (including any information, documents or material made available to any Seller Party in any form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of Buyer or any of its Affiliates.  Notwithstanding the foregoing, in the case of fraud or intentional misrepresentation (but excluding negligent misrepresentation), the Seller Indemnified Parties shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein.

ARTICLE 6
PRE-CLOSING COVENANTS

6.1Conduct of Business Prior to the Closing. During the period from the date of this Agreement until the earlier of (x) the Closing or (y) the date this Agreement is terminated in accordance with its terms (such period, the “Pre-Closing Period”), Seller shall, and Owner shall cause Seller to, (i) operate the Business only in the ordinary course of business consistent with past practice,  (ii)  use its commercially reasonable efforts to preserve substantially intact its business organization and assets; (iii) use its commercially reasonable efforts to keep available the services of its employees and independent contractors; (iv)  use its commercially reasonable efforts to preserve Seller’s relationships with customers, suppliers and other Persons with which Seller has significant business relationships; (v) pay all Indebtedness, Taxes and other obligations in the ordinary course of business and (vi) keep and maintain Seller’s assets and properties in good repair and normal operating condition, ordinary wear and tear excepted. Without limiting the generality of the foregoing, except as otherwise required by Law,  during the Pre-Closing Period, Seller shall not, and Owner shall not permit Seller to:

(a)amend or otherwise change the certificate of incorporation or bylaws or equivalent organizational documents of Seller or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Seller, or create or form any subsidiariary;

(b)issue, grant, sell, transfer, deliver, pledge, promise, dispose of or encumber, or alter or modify the rights or obligations of its Equity Securities or any options, warrants, convertible or exchangeable securities or other rights of any kind to acquire its capital stock, membership interests or partnership interests or any other ownership interests or equity-based rights of Seller;

(c)redeem, purchase or otherwise acquire, directly or indirectly, any of the Equity Securities of Seller;

(d)declare, set aside or pay any dividend or other distribution (other than distributions in cash prior to 12:01 a.m. Pacific time on the Closing Date) in respect of any of its Equity Securities;

(e)effect any recapitalization, reclassification, stock split, reverse stock split or like change in the capitalization of Seller;

(f)sell, transfer, deliver, lease, license, sublicense, mortgage, pledge, encumber, impair or otherwise dispose of (in whole or in part), or create, incur, suffer to exist, assume or cause to be subjected to any Lien (other than Permitted Liens) on, any of the assets, rights or properties of Seller (including any Intellectual Property or accounts receivable), except sales of inventory or licenses of Intellectual Property in the ordinary course of business consistent with past practice;

(g)(i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) or organize any Person, joint venture or any business organization or division thereof, (ii) acquire any rights, assets or properties other than in the ordinary course of business consistent with past practice or (iii) acquire any Equity Securities of any Person;

(h)(i) incur, forgive, guarantee or modify any Indebtedness (other than draws under revolving lines of credit existing on the date hereof in the ordinary course of business consistent with past practice), (ii) enter into any off-balance sheet financing arrangement, (iii) make any loans or advances, except to employees for expenses incurred in the ordinary course of business consistent with past practice, or (iv) enter into any other financial commitments other than in the ordinary course of business consistent with past practice;

(i)make any capital expenditures or enter into any Contract to make capital expenditures outside of the ordinary course of business consistent with past practice or fail to make any capital expenditure reflected in any budget provided or made available to Buyer;

(j)(i) increase the compensation or fringe benefits of any employee or independent contractor (except for increases in salary for non-executive employees with an annualized salary of less than $75,000 in the ordinary course of business consistent with past practice), (ii) hire or offer to hire any new employees or independent contractors or terminate or encourage any employees or independent contractors to resign from Seller (except for new hires made in the ordinary course of business consistent with past practice all of whom shall be “at-will” employees who can be terminated at any time for any reason without any severance or other similar obligations on the part of Seller (and Seller shall provide Buyer prompt written notice of any such permitted hiring)), (iii) grant any severance or termination pay (in cash or otherwise) to any current or former employees or independent contractors, except pursuant to any Contract or Employee Benefit Plan in effect on the date hereof in connection with the termination of any such employees or independent contractors or increase severance or termination pay, (iv) establish, adopt, enter into, amend or terminate (or grant any waiver or consent under) any Employee Benefit Plan, except for any amendments required by ERISA or the Code or other applicable Law, or (v) grant any equity or equity-based awards or stock-based rights or accelerate the vesting schedule of any such awards or rights;

(k)change any accounting policies, procedures, methods or practices (including with respect to reserves, revenue recognition, inventory control, prepayment of expenses, timing for payments of accounts payable and collection of accounts receivable);

(l)(i) enter into any Contract that if entered into prior to the date hereof would be a Contract required to be listed on Schedule 4.11(a); or (ii) modify, amend, extend or supplement in any material respect, transfer or terminate or fail to renew any Contract listed or required to be listed on Schedule 4.11(a) or waive, release or assign any rights or claims thereto or thereunder;

(m)(i) make or change any Tax election or change any method of tax accounting, (ii) settle or compromise any federal, state, local or foreign Tax Liability, (iii) file any amended Tax return, (iv) enter into any closing agreement relating to any Tax, (v) agree to an extension of a statute of limitations or (vi) surrender any right to claim a Tax refund;

(n)pay, discharge, satisfy, settle, withdraw from, terminate, cause dismissal of or otherwise compromise any Proceeding (including the Pending Litigation) or waive, assign or release any material rights or claims;

(o)commence a lawsuit other than for a breach of this Agreement or any Transaction Document;

(p)engage in, enter into or modify or amend any Contract, transaction or other arrangement with, directly or indirectly, any Related Party;

(q)terminate, amend or fail to renew or preserve any (i) material Permit or (ii) registration or application for any Intellectual Property, except for amendments completed in the ordinary course of business consistent with past practice;

(r)permit the lapse of any existing insurance policy relating to the Business or Purchased Assets;

(s)commence any proceeding for any voluntary liquidation, dissolution, or winding up of Seller or any of its subsidiaries, including initiating any bankruptcy proceedings on their behalf; or

(t)authorize any of the foregoing, or agree or enter into any Contract to do any of the foregoing.

6.2Access. During the Pre-Closing Period:

(a)Except to the extent prohibited by applicable Law, Seller Parties shall provide, and cause Seller’s employees, independent contractors, attorneys, accountants and other agents to provide, to Buyer and its accounting, legal and other representatives, as well as their respective officers, employees, affiliates and other agents, access at all reasonable times and during normal business hours, upon reasonable notice, to Seller’s facilities and personnel and to business, financial, legal, tax, compensation and other data and information concerning the Seller’s affairs and operations as Buyer deems reasonably necessary (unless providing access to such information would (i) violate the provisions of any applicable Law or any confidentiality agreement, or (ii) cause the loss of the attorney-client privilege with respect thereto;  provided,  however, that Seller shall advise the Buyer that Seller is withholding such information and shall use commercially reasonable efforts to promptly communicate to the Buyer or its applicable representatives the substance of any such materials, whether by redacting parts of such materials or otherwise, so that disclosure would not violate such Law, confidentiality obligations or privilege).

(b)Upon Buyer’s request, Buyer and its officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors and other agents shall be provided with reasonable access to Seller’s customers, suppliers, distributors, agents and consultants;  provided, that such access shall require the consent of Seller and Seller shall be entitled to participate in any discussions.

(c)Seller shall report to Buyer, as and when reasonably requested, concerning the status of the operations, finances and affairs of Seller and deliver to Buyer periodic financial reports in the form that it customarily prepares for its internal purposes and, if available, unaudited statements of the financial position of Seller as of the last day of such calendar month and statements of income and changes in financial position of Seller for the calendar month then ended. Such interim statements shall be prepared in the same format as the Financial Statements.

(d)Information provided to Buyer or its officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors and other agents under this Section 6.2 shall, to the extent applicable, be subject to the terms of the confidentiality agreement dated as of February 10, 2016 between Buyer and Seller (the “Confidentiality Agreement”), which shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall be deemed terminated in all respects. If for any reason this Agreement is terminated prior to the Closing Date, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

6.3Notification of Certain Matters.

(a)Seller Parties shall give prompt written notice to Buyer of any of the following matters of which Seller Parties have Knowledge: (i) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of any Seller Party contained in this Agreement, if made on or immediately following the date of such Event, untrue or inaccurate, (ii) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (iii) any failure of any Seller Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to Buyer’s obligations hereunder, (iv) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or the Transaction Documents or (v) any Proceeding pending or threatened against a Party or the Parties relating to the transactions contemplated by this Agreement or the Transaction Documents.

(b)Notwithstanding anything to the contrary contained herein, no notice delivered pursuant to Section 6.3(a), nor any other information Buyer may otherwise obtain from any Seller Party or other Person, shall be deemed to cure any inaccuracy in or breach of any representation, warranty, covenant or agreement of any Seller Party contained in this Agreement or any Transaction Document or have any effect for any purposes under this Agreement or any Transaction Document, including determining the inaccuracy in or breach of any representation, warranty, covenant or agreement of any Seller Party contained in this Agreement,  the satisfaction of the conditions set forth in Section 8.2,  any right of Buyer to terminate this Agreement under Section 9.1 or any Buyer Indemnified Party’s rights to indemnification pursuant to Section 10.2.

6.4Exclusivity. During the Pre-Closing Period, none of Seller Parties shall (and Seller Parties shall cause their respective Affiliates, officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors, and other agents  not to), directly or indirectly: (a) solicit, initiate or encourage (including by way of furnishing any information relating to Seller or the Business), or induce or take any other action which could reasonably be expected to lead to the making, submission or announcement of, any proposal or inquiry that constitutes, or could reasonably be likely to lead to, an Acquisition Proposal; (b) other than informing Persons of the provisions contained in this Section 6.4, enter into, continue or participate in any discussions or any negotiations regarding any Acquisition Proposal or otherwise take any action to facilitate or induce any effort or attempt to make or implement an Acquisition Proposal; (c) approve, endorse,  recommend or enter into any Acquisition Proposal or any letter of intent, memorandum of understanding or Contract contemplating an Acquisition Proposal or requiring any Seller Party to abandon or terminate its obligations under this Agreement; or (d) agree, resolve or commit to do any of the foregoing. Seller Parties agree to notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to an Acquisition Proposal and, to the extent permitted by non-disclosure agreements entered into prior to the date hereof, provide Buyer with a description of the material terms and conditions thereof, including the identity of such Person. Seller Parties shall immediately cease and cause to be terminated any discussions with any Person (other than Buyer) concerning any proposal relating to an Acquisition Proposal. With respect to the Persons with whom discussions or negotiations have been terminated, Seller Parties shall use their respective commercially reasonable efforts to obtain the return or destruction of, in accordance with the terms of any applicable confidentiality agreement, any confidential information previously furnished to any such Person by any Seller Party or any of their respective officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors or other agents. Seller Parties release any Person from, or waive any provision of, any confidentiality or standstill agreement to which any Seller Party is a party, without the prior written consent of Buyer.

6.5Efforts to Close; Consents and Filings.

(a)Each Party shall, and Owner shall cause Seller to, use commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and Orders as are necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents and (ii) promptly, and in any event within 10 Business Days, make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other filings and submissions that may be required under any other applicable Antitrust Law. In furtherance and not in limitation of the foregoing, the Seller shall permit Buyer reasonably to participate in the defense and settlement of any claim, suit or cause of action relating to this Agreement or the transactions contemplated hereby, and Seller Parties shall not settle or compromise any such claim, suit or cause of action without Buyer’s written consent. Each of Buyer and Seller shall be responsible for one-half of the aggregate filing fees payable in connection with the filing of a Notification and Report Form pursuant to the HSR Act and any other filings and submissions that may be required under any other applicable Antitrust Law.

(b)Seller Parties shall, and Owner shall cause Seller to, give promptly such notice to third parties and use commercially reasonable efforts (or in the case of Contracts with parties other than credit card issuers, best efforts) to obtain the confirmatory assignments of Intellectual Property and consent to assignment from the parties set forth on Schedule 8.3(f)(xvi) and such third party consents and estoppel certificates as Buyer may in its sole discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement and the Transaction Documents.

(c)Unless prohibited by applicable Law or by the applicable Governmental Authority, each of Buyer and Seller Parties shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial conversations) with any Governmental Authority in respect of this Agreement and the Transaction Documents without the other, (ii) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one such party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, keep such non-participating Party reasonably apprised with respect thereto.

(d)Notwithstanding anything herein to the contrary, Buyer shall not be required to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (A) require the divestiture of any assets of Buyer or any of its Affiliates, (B) limit Buyer’s freedom of action with respect to, or its ability to consolidate and control, the Business or any of the Purchased Assets or any of Buyer’s or its Affiliates’ other assets or businesses or (C) limit Buyer’s ability to acquire or hold, or exercise full rights of ownership with respect to, the Business and the Purchased Assets.

ARTICLE 7
OTHER COVENANTS AND AGREEMENTS

7.1Restrictive Covenants.

(a)Confidentiality. From and after the Closing Date, each Seller Party and its Affiliates will refrain from using or disclosing, and will take all commercially reasonable steps to prevent unauthorized use or disclosure of, any Confidential Information. In the event that a Seller Party reasonably believes after consultation with counsel that such Seller Party or its Affiliate is required by applicable Law to disclose any Confidential Information, such Seller Party or Affiliate may disclose only such Confidential Information as may be legally required, provided that it (i) provides Buyer with prompt notice before such disclosure so that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to such Confidential Information and (ii) cooperates with Buyer in attempting to obtain such order or assurance.

(b)Non-Competition. Each Seller Party covenants and agrees that during the period beginning on the Closing Date and ending upon the third (3rd) anniversary of the Closing Date (the “Term”) such Person and its Affiliates will not, directly or indirectly, engage or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, service provider or otherwise) in any business that is or may be competitive with the Business (or any portion thereof) anywhere in the United States, Canada and/or any other jurisdiction in the world in which the Business is conducted as of the Closing Date. Notwithstanding the foregoing, nothing contained in this Section 7.1(b) shall prohibit any Seller Party or its Affiliates from the passive ownership of less than two percent (2%) of any class of stock listed on a national securities exchange or traded in the over-the-counter market.

(c)Non-Solicitation of Business Relationships. Without limiting the generality of the provisions of Section 7.1(b) above, each Seller Party hereby covenants and agrees that during the Term such Person and its Affiliates will not, directly or indirectly, solicit, or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, service provider or otherwise) in any business that solicits, any Person that is or was a customer, supplier or other business relation of Seller or the Business at any time during the 24-month period prior to the Closing Date for purposes of diverting such Person’s business from Buyer or the Business or providing any goods or services which are or may be competitive with those provided by Buyer or the Business.

(d)Non-Solicitation of Employees and Contractors.

(i)Each Seller Party hereby covenants and agrees that during the Term such Person and its Affiliates will not, directly or indirectly, solicit for employment or engagement as an independent contractor any individual that served as an employee or independent contractor of Seller or the Business as of the date hereof, except (A) pursuant to a general solicitation that is not directed specifically to such employees or independent contractors and (B) to the extent such individual ceases to serve as an employee or independent contractor of Buyer or any of its Affiliates (provided that there was no solicitation prior to such cessation).

(ii)Each Seller Party hereby covenants and agrees that during the Term such Person and its Affiliates will not, directly or indirectly, employ or engage as an independent contractor any individual that served as an employee or independent contractor of Seller or the Business as of the date hereof, except to the extent such individual ceases to serve as an employee or independent contractor of Buyer or any of its Affiliates (provided that there was no solicitation prior to such cessation).

(e)Non-Disparagement.  Each Seller Party hereby covenants and agrees that such Person and its Affiliates will not, directly or indirectly, make any derogatory or disparaging statement or communication regarding Buyer, the Business or any of its employees.  Nothing in this Section 7.1(e) shall limit any Seller Party’s or its Affiliate’s ability to make true and accurate statements or communications in connection with any disclosure such Seller Party or its Affiliates reasonably believe is required pursuant to applicable Law.  Buyer hereby agrees to instruct the members of the Board of Directors of Buyer and officers of Buyer who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, to not, directly or indirectly, make any derogatory or disparaging statement or communication regarding any Seller Party.  Nothing in this Section 7.1(e) shall limit any such Person’s ability to make true and accurate statements or communications in connection with any disclosure such Person reasonably believes is required pursuant to applicable Law.

(f)Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of any particular restrictive covenant contained in this Section 7.1 too lengthy, the geographic area covered too extensive or the scope too broad, the other provisions of this Section 7.1 shall nevertheless stand, the term shall be deemed to be the longest period permissible by Law under the circumstances, the geographic area covered shall be deemed to comprise the largest territory permissible by Law under the circumstances and the scope shall be as broad as permissible by Law under the circumstances. The court in each case shall reduce the term, geographic area and or scope covered to permissible duration, size or breadth.

(g)Acknowledgements; Remedies. Each Seller Party acknowledges and agrees that (i) the covenants and agreements set forth in this Section 7.1 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) Buyer would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if such Seller Party or any of its Affiliates breached the provisions of this Section 7.1,  (iii) any breach of the provisions of this Section 7.1 by such Seller Party or its Affiliates would result in a significant loss of goodwill by Buyer and the Business, (iv) the Purchase Price is sufficient consideration to make the covenants and agreements set forth herein enforceable, (v) if such Seller Party is an individual, the covenants set forth in this Section 7.1 will not interfere with his or her ability to earn a living, (vi) the length of time, scope and geographic coverage of the covenants set forth in this Section 7.1 is reasonable given the benefits such Seller Party will directly or indirectly receive hereunder, (vii) such Seller Party is familiar with all the restrictive covenants contained in this Section 7.1 and is fully aware of its obligations hereunder, and (viii) such Seller Party will not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 7.1 in any Proceeding, regardless of who initiates such Proceeding. Each Seller Party further acknowledges and agrees that irreparable injury will result to Buyer if such Seller Party or any of its Affiliates breaches any of the terms of this Section 7.1, and that in the event of an actual or threatened breach by such Seller Party or any of its Affiliates of any of the provisions contained in this Section 7.1, Buyer will have no adequate remedy at Law. Each Seller Party accordingly agrees that in the event of any actual or threatened breach by such Seller Party or any of its Affiliates of any of the provisions contained in this Section 7.1, Buyer shall be entitled to injunctive and other equitable relief without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) the necessity of showing that monetary damages are an inadequate remedy. Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. Each Seller Party shall cause its Affiliates to comply with this Section 7.1, and shall be liable for any breach by any of its Affiliates of this Section 7.1.  In the event of a breach or violation by any Seller Party or any of its Affiliates of this Section 7.1, the Term with respect to such Seller Party shall be extended by a period of time equal to the period of time during which such Person violates the terms of this Section 7.1.

7.2Agreements Regarding Tax Matters.

(a)After the Closing, Seller Parties, on the one hand, and Buyer, on the other hand, (i) will promptly inform the other Party in writing of any notice that he, she or it receives of any audit, investigation, request for documents or information related to Taxes that could affect the Tax liability of the other Party, (ii) will each provide the other Party, at the other Party’s expense, with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative Proceeding relating to liability for Taxes, (iii) will each retain and, at the other Party’s expense, provide to the other Party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and (iv) will each provide the other Party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other Party for any period. Without limiting the generality of the foregoing, each of Seller Parties and Buyer will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof), copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof of Seller ending on or prior to the Closing Date.

(b)For all purposes under this Agreement involving the determination of Taxes (including the determination of Seller Taxes), in the case of Taxes that are payable with respect to any Taxable period that includes but does not end on the Closing Date, the portion of any such Tax that is allocable to the portion of such Taxable period ending on the Closing shall be (i) in the case of Taxes imposed on a periodic basis with respect to any assets or otherwise measured by the level of any item (without regard for income, gross receipts, payroll, sales or use), deemed to be the amount of such Taxes for the entire Taxable period  multiplied by a fraction the numerator of which is the number of calendar days in the Taxable period ending on the close of the Closing Date and the denominator of which is the number of calendar days in the entire Taxable period, and (ii) in the case of income, gross receipts, sales, use and all other Taxes, deemed equal to the amount which would be payable if the Taxable period ended at the Closing.

(c)All Transfer Taxes shall be paid one-half by Seller and one-half by Buyer when due. The responsible party shall timely file or caused to be filed all necessary documents (including all Tax Returns) with respect to such Transfer Taxes. If a party makes a payment for which it is entitled to reimbursement under this Section 7.2(c) from the other party, such other party shall reimburse the paying party promptly but in no event later than ten (10) Business Days after the presentation of a statement setting forth the amount of reimbursement to which the paying party is entitled. Buyer and Seller will use their commercially reasonable efforts to minimize any Transfer Taxes, including the transfer via electronic transmission of all assets capable of being so transmitted.

7.3Payment of Excluded Liabilities. After the Closing, Seller agrees to pay in full and discharge all of the Excluded Liabilities in the ordinary course consistent with past practice and in any event, in accordance with their stated terms, if applicable. For the avoidance of doubt, Seller shall fund all amounts with respect to checks written or ACH or similar withdrawals authorized by Seller but not cleared prior to 12:01 a.m. Pacific time on the Closing Date.

7.4Accounts Receivable. All payments and reimbursements made after 12:01 a.m. Pacific time on the Closing Date in the name of or to Seller in connection with or arising out of the Business, shall be held by Seller in trust for the benefit of Buyer, and within 5 days  after receipt by Seller of any such payment or reimbursement, Seller shall pay over to Buyer the amount of such payment or reimbursement, together with all corresponding notes, documentation and information received in connection therewith.

7.5Nonassignable Contracts. To the extent that the assignment hereunder by Seller to Buyer of any Contract is not permitted or is not permitted without the consent of any other party to such Contract, this Agreement and the Transaction Documents shall not be deemed to constitute an assignment of any such Contract if such consent is not given or if such assignment otherwise would constitute a breach of, or cause a loss of contractual benefits under, any such Contract, and Buyer shall assume no Liabilities under any such Contract. Without in any way limiting Seller’s obligation to obtain all consents and waivers necessary for the assignment of the Contracts to Buyer hereunder, if any such consent is not obtained or if such assignment is not permitted irrespective of consent, Seller Parties shall cooperate with Buyer following the Closing in any reasonable arrangement designed to provide Buyer with the rights and benefits (subject to the obligations) under any such Contract, including enforcement for the benefit of Buyer of any and all rights of Seller against any other party arising out of any such Contract by such other party and, if requested by Buyer, acting as an agent on behalf of Buyer or as Buyer shall otherwise reasonably require.  With respect to any such Contract, following the Closing each Seller Party shall continue use commercially reasonable efforts (or in the case of Contracts with parties other than credit card issuers, best efforts) to obtain such consents or waivers. Upon the receipt of any such consent or waiver, Seller shall promptly assign such Contract to Buyer for no additional consideration.

7.6Employee and Related Matters.

(a)Transferred Employees. Effective as of the Closing Date, Buyer shall offer employment to all employees of Seller set forth on Schedule 7.6 (the “Business Employees”). Business Employees who accept Buyer’s offer of employment and become employees of Buyer shall be referred to herein as the “Transferred Employees.” Seller Parties agree that Buyer shall have no Liability whatsoever (including under Section 4980B of the Code) with respect to any Business Employee who is offered employment but who does not become a Transferred Employee, and Seller shall retain, bear and discharge all Liabilities with respect to all employees and former employees of Seller who are not Business Employees or do not become Transferred Employees (including liabilities under Section 4980B of the Code).

(b)Employee Benefit Plans. Buyer shall not assume and shall have no Liability whatsoever, and Seller shall retain, bear and discharge all Liabilities, under each Employee Benefit Plan. Without limiting the foregoing, Seller shall retain all Liability for providing group health continuation coverage under Code Section 4980B and Part 6 of Subtitle B of Title I of ERISA for all M&A Qualified Beneficiaries within the meaning of Treasury Regulation 54.4980B-9, Q/A-4(a) who experience a qualifying event within the meaning Treasury Regulation 54.4980B-9, Q/A-6. Seller shall and shall cause its Affiliates to take all actions necessary to prevent Buyer from becoming a “successor employer” under Treasury Regulation 54.4980B-9, Q/A-8(c)(1).

(c)Payroll Obligations. No later than the first date following the Closing Date on which Seller would otherwise pay payroll in the ordinary course, Seller shall pay to each Transferred Employee an amount equal to the value of any salary, wages, bonus and, to the extent required by applicable Law, vacation, sick pay and other paid time off (as applicable) owed to or accrued by such Transferred Employee through and including the Closing Date, net of any applicable withholding (and Seller shall pay to the applicable taxing authority any employer and employee side payroll Taxes payable as a result thereof).

(d)Mutual Cooperation. Seller shall provide promptly to Buyer, at Buyer’s reasonable request, any information or copies of personnel records (including addresses, dates of birth, dates of hire and dependent information) relating to the Transferred Employees or relating to the service of Transferred Employees with Seller prior to the Closing Date. Seller and Buyer shall each cooperate with the other and shall provide to the other such documentation, information and assistance as is reasonably necessary to effect the provisions of this Section 7.6.

7.7Further Assurances; Transition Assistance.

(a)Each of the Parties shall execute and deliver such further instruments of conveyance and transfer and take such additional action as the other may reasonably request to effect, consummate, confirm or evidence the transfer to Buyer of the Purchased Assets, the assumption by Buyer of the Assumed Liabilities and the conduct by Buyer of the Business, and shall execute such documents as may be necessary to assist Buyer in preserving or perfecting its rights in the Purchased Assets and its ability to conduct the Business. Seller Parties agree that subsequent to the Closing they shall refer all inquiries from customers, vendors or suppliers with respect to the Business to Buyer.

(b)Without limiting the generality of Section 7.7(b),  after the Closing, each of Owner and Seller agrees that he or it shall use best efforts to promptly take all such actions as may be requested by Buyer from time to time to cause all trade secrets, know-how and other Intellectual Property included in the Purchased Assets to (i)  be sufficiently documented to allow its full and proper use without reliance on the special knowledge or memory of Owner or any other Person and (ii) be sufficiently explained and demonstrated to such Persons as the Buyer may direct to allow its full and proper use without reliance on the special knowledge or memory of Owner or any other Person.  Each Seller Party acknowledges and agrees that (i) the covenants and agreements set forth in this Section 7.7(b) were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) Buyer would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if such Seller Party breached the provisions of this Section 7.7(b), and (iii) any breach of the provisions of this Section 7.7(b) by such Seller Party would result in a significant loss of goodwill by Buyer and the Business and the failure by Buyer to receive the benefit of such trade secrets, know-how and other Intellectual Property included in the Purchased Assets.  Each Seller Party further acknowledges and agrees that irreparable injury will result to Buyer if such Seller Party breaches any of the terms of this Section 7.7(b), and that in the event of an actual or threatened breach by such Seller Party of any of the provisions contained in this Section 7.7(b), Buyer will have no adequate remedy at Law.  Each Seller Party accordingly agrees that in the event of any actual or threatened breach by such Seller Party of any of the provisions contained in this Section 7.7(b), Buyer shall be entitled to injunctive and other equitable relief without (i) the posting of any bond or other security, (ii) the necessity of showing actual damages and (iii) the necessity of showing that monetary damages are an inadequate remedy.  Nothing contained herein shall be construed as prohibiting Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

7.8Name Change. Seller Parties understand that, subsequent to the Closing, Buyer shall use the name “Next Advisor” and that such name is included in the Purchased Assets hereunder. Immediately following the Closing, Seller shall change its entity name (including any assumed or fictitious names) from, and terminate all qualifications or other Permits in any jurisdictions to do business as, “Next Advisor” to a name which is not confusingly similar thereto, and after the Closing, Seller Parties shall not use, and shall cause their Affiliates not to use, directly or indirectly, the name “Next Advisor” or any other name which is confusingly similar thereto. Seller Parties shall provide evidence of compliance with this Section 7.8 to Buyer as promptly as practicable following the Closing.

7.9Cooperation on Financial Statements.   Seller Parties shall permit Buyer and its representatives to contact Seller’s accountants, auditors and employees, and Seller Parties shall, and shall cause such accountants, auditors and employees to, discuss, cooperate and provide information reasonably requested by Buyer or its representatives, in order for Buyer to prepare audited and unaudited historical financial statements for the Purchased Assets and the Business and pro forma financial statements of Buyer, in each case that meet the requirements of Regulation S-X promulgated under the Securities Act and within the timeframe specified for Buyer to file such financial statements on Form 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.  Seller Parties shall, and shall cause Seller’s accountants, auditors and employees to, cooperate with Buyer with regards to responding to any comments from the SEC on the financial statements of the Purchased Assets and the Business.  Buyer shall be responsible for and shall pay for or reimburse Seller Parties for all out-of-pocket costs and expenses reasonably incurred by Seller Parties in connection with the external audit of any such financial statements (including reasonable accountants’ fees) incurred at the Buyer’s request after the date hereof. The obligations of Seller Parties under this Section 7.9 shall survive for three (3) years after the Closing.

7.10Forfeiture of Purchase Price.  In order to assure that Buyer receives the benefit of the Business Employees, which are an integral part of the Business and its goodwill, the Seller Parties agree that portions of the Escrow Amount shall be forfeited and released to Buyer as follows: if Owner ceases to be employed by Buyer and its Affiliates for any reason other than termination of Owner’s employment by Buyer without Cause or termination of Owner’s employment by Owner with Good Reason prior to the date that is 18 months after the Closing Date, the lesser of (x) $11,891,250 and (y) the entire amount then remaining in the Escrow Fund (if any) shall, automatically with no action required by any Seller Party, be disbursed to Buyer from the Escrow Fund.  To the extent that Buyer reports on any Tax Return any payment made out of the Escrow Amount to Seller as wages (as defined in Section 3401(a) of the Code) (each, a “Wage Election”), Buyer shall make an additional payment to Seller equal to the product of (i) such wages and (ii) 39%.

7.11Public Announcements.  No Party shall issue or cause the publication of any press release or other public announcement relating to this Agreement, any Transaction Document or the transactions contemplated hereby or thereby (whether before or after the Closing) without the prior written consent of the Buyer and Seller, except as any Party believes in good faith is required by applicable Law or by applicable rules of any stock exchange or quotation system on which such Party or its Affiliates lists or trades securities.

ARTICLE 8
CLOSING; CLOSING CONDITIONS

8.1Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be by electronic mail and overnight courier service, or by physical exchange of documentation at the offices of Paul Hastings LLP, 71  South Wacker Drive, Suite 4500, Chicago, Illinois 60606, at 10:00 a.m. local time on the third (3rd) Business Day following the satisfaction or waiver by the party entitled to the benefit thereof of the conditions to Closing set forth in this Article 8 (other than those to be satisfied at the Closing, but subject to their satisfaction or waiver at the Closing),  in each case unless the Parties agree to effect the Closing at any other place, time or date. The date on which the Closing occurs is referred to herein as the “Closing Date”.

8.2Conditions to each Party’s Obligations. The respective obligations of each Party to consummate transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by each Party in its sole discretion at or prior to the Closing of each of the following conditions: (a) all filings with and consents or approvals of any Governmental Authority required to be made or obtained in connection with the transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect and (b) the applicable waiting period under the HSR Act and other applicable Antitrust Law shall have expired or early termination of such waiting period shall have been granted by the applicable Governmental Authority (the “Antitrust Condition”).

8.3Conditions to Buyer’s Obligations.  The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions at or prior to the Closing, any of which may be waived in writing by Buyer in its sole discretion:

(a)Representations and Warranties.

(i)Each of the representations and warranties of Seller Parties contained in Section 3.1 (Authorization) and Section 4.1 (Authorization, Organization, Good Standing), shall be true and correct in all respects on and as of the date hereof and at and as of the Closing as if made on and as of the Closing Date.

(ii)Each of the representations and warranties of Seller Parties contained in this Agreement (other than those referenced in Section 8.3(a)(i)), disregarding all materiality, Material Adverse Effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on and as of the date hereof and at and as of the Closing as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties, disregarding all materiality, Material Adverse Effect and similar qualifications or exceptions contained therein, shall be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in combination with any other such failures, has not had and could not reasonably be expected to have a Material Adverse Effect.

(b)Covenants and Agreements.  Each Seller Party shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to or at the Closing.

(c)No Orders or Proceedings. No Order or Law shall have been entered or adopted or be in effect, and no Proceeding shall be pending or overtly threatened by or before any Governmental Authority, that could reasonably be expected to (i) enjoin, prevent, restrain or delay consummation of any of the transactions contemplated by this Agreement, declare unlawful any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (ii) affect adversely in any material respect the right of Buyer to own or operate the Business.

(d)No Material Adverse Effect.  Since the effectiveness of this Agreement, no Event has occurred or arisen that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect.

(e)Key Executives.  (i) The Employment Agreement and Severance Plan Award Letters, as applicable, with each of the individuals set forth on Schedule 8.3(e) (the “Key Executives”) shall be in full force and effect, (ii) each of the Key Executives shall be an active employee of the Business and shall have accepted employment with Buyer as of the Closing, and (iii) no Key Executive shall have given notice of his or her intention to terminate his or her employment with Seller or Buyer.

(f)Deliveries by Seller Parties. Buyer shall have received:

(i)a certificate executed and delivered by each Seller Party, dated the date of the Closing, stating that the conditions specified in Sections 8.3(a) and 8.3(b) have been satisfied as of the Closing;

(ii)bills of sale, assignments, endorsements and other documents of title and other good and sufficient instruments of conveyance and transfer, as are effective to vest Buyer with full, complete and marketable right, title and interest in and to the Purchased Assets, free and clear of all Liens;

(iii)assignments of Intellectual Property (including trademark assignments and domain name assignments);

(iv)the Escrow Agreement, duly executed by Seller and the Escrow Agent;

(v)a certificate executed and delivered by the Secretary of Seller, attesting and certifying as to (i) the organizational documents of Seller (as also certified as of a recent date by the Secretary of State of its jurisdiction of organization), and (ii) copies of resolutions of the board of directors and the equity holders of Seller adopting and authorizing the transactions contemplated by this Agreement and the Transaction Documents to which Seller is a party;

(vi)a certificate of good standing of Seller issued not earlier than 10 days prior to the Closing Date by the Secretary of State of its jurisdiction of organization and each other jurisdiction where Seller is qualified to do business;

(vii)payoff letters for each instrument of Indebtedness (other than any customer deposits and deferred revenue) from the obligees thereunder setting forth the amounts necessary to pay off all Indebtedness under such instrument as of the Closing Date along with the per diem interest amount with respect thereto and otherwise in form and substance reasonably satisfactory to Buyer, and evidence reasonably satisfactory to Buyer of the release of all Liens held by such obligees against the property of Seller;

(viii)all consents, approvals, authorizations and notices set forth on Schedule 8.3(f)(viii);

(ix)a non-foreign affidavit dated as of the Closing Date from Seller, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that Seller is not a "foreign person" as defined in Section 1445 of the Code;

(x)a current Attestation of Compliance for Service Providers from a Qualified Security Assessor for Payment Card Industry Data Security Standard (PSS-DSS), Level 1;

(xi)an employment agreement in the form of Exhibit 8.3(f)(xi) (the “Employment Agreement”), duly executed by Owner;

(xii)retention agreements in the form attached hereto as Exhibit 8.3(f)(xii) (the “Closing Retention Agreements”), duly executed by each of the parties set forth on Schedule 8.3(f)(xii) pursuant to which (A) each such party would receive (I) a cash bonus in the amount set forth opposite such party’s name on Schedule 8.3(f)(xii) under the heading “Cash Bonus”, and (II) pursuant to Buyer’s 2015 Equity Compensation Plan a number of restricted stock units (“RSUs”), rounded to the nearest whole share, equal to the quotient of (x) the amount set forth opposite such Person’s name on Schedule 8.3(f)(xii) under the heading “RSUs” divided by  (y) the Market Price, in each case, subject to the terms and conditions set forth in each such Closing Retention Agreement and Buyer’s 2015 Equity Compensation Plan; and (B) each such party may be entitled to receive, upon the satisfaction of the terms and conditions of such Closing Retention Agreements,  (I)  the percentage set forth opposite such Person’s name on Schedule 8.3(f)(xii) of a cash bonus in an amount determined in accordance with such Closing Retention Agreements, and (II) pursuant to Buyer’s 2015 Equity Compensation Plan the percentage set forth opposite such Person’s name on Schedule 8.3(f)(xii) of a number of RSUs determined in accordance with such Closing Retention Agreements, in each case, subject to the terms and conditions set forth in each such Closing Retention Agreement and Buyer’s 2015 Equity Compensation Plan;

(xiii)a registration rights agreement in the form of Exhibit 8.3(f)(xiii) (the “Registration Rights Agreement”), duly executed by Seller;

(xiv)a severance plan award letter in the form of Exhibit 8.3(f)(xiv) (the “Severance Plan Award Letters”), duly executed by each of the parties set forth on Schedule 8.3(f)(xiv);

(xv)a litigation agreement in the form of Exhibit 8.3(f)(xv) (the “Litigation Agreement”), duly executed by Seller Parties; and

(xvi)confirmatory assignments of Intellectual Property and consents to assignment in the form of Exhibit 8.3(f)(xvi), duly executed by each of the parties set forth on Schedule 8.3(f)(xvi).

8.4Conditions to Seller Parties’ Obligations

. The obligations of Seller Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions at or prior to the Closing, any of which may be waived in writing by Seller Parties in their sole discretion:

(a)Representations and Warranties.

(i)Each of the representations and warranties of Buyer contained in Section 5.2 (Authorization) shall be true and correct in all respects on and as of the date hereof and at and as of the Closing as if made on and as of the Closing Date.

(ii)Each of the representations and warranties of Buyer contained in this Agreement (other than those referenced in Section 8.4(a)(i)), disregarding all materiality, material adverse effect or similar qualifications or exceptions contained therein, shall be true and correct in all respects on and as of the date hereof and at and as of the Closing as if made on and as of the Closing Date (other than such representations and warranties that are made as of a specified date, which representations and warranties, disregarding all materiality, material adverse effect and similar qualifications or exceptions contained therein, shall be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be so true and correct, individually or in combination with any other such failures, has not had and could not reasonably be expected to have a material adverse effect on Buyer.

(b)Covenants and Agreements.  Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to or at the Closing

(c)No Orders or Proceedings.  No Order or Law shall have been entered or adopted or be in effect, and no Proceeding shall be pending or overtly threatened by or before any Governmental Authority, that could reasonably be expected to enjoin, prevent, restrain or delay consummation of any of the transactions contemplated by this Agreement, declare unlawful any of the transactions contemplated by this Agreement or cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

(d)Deliveries by Buyer.  Seller (or the applicable party) shall have received:

(i)to Seller, a certificate executed and delivered by Buyer, dated the date of the Closing, stating that the conditions specified in Sections 8.4(a) and 8.4(b) have been satisfied as of the Closing;

(ii)to Seller, the Escrow Agreement, duly executed by Buyer;

(iii)to Owner, the Employment Agreement, duly executed by Buyer;

(iv)to the applicable parties, the Closing Retention Agreements, duly executed by Buyer;

(v)to Seller, the Registration Rights Agreement, duly executed by Buyer;

(vi)the Severance Plan Award Letters, duly executed by Buyer; and

(vii)the Litigation Agreement, duly executed by Buyer.

ARTICLE 9
TERMINATION

9.1Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a)by the mutual written consent of Buyer, on the one hand, and Seller, on the other hand;

(b)by Buyer if (i) at any time any of the representations or warranties of a Seller Party in this Agreement is or becomes untrue or inaccurate such that the condition set forth in Section 8.3(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 9.1(b)) or (ii) there has been a breach on the part of a Seller Party of any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 8.3(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 9.1(b)),  which breach cannot be cured by such Seller Party by the Outside Date or, if capable of being cured, shall not have been cured within 30 days after delivery of notice thereof by Buyer to Seller or any shorter period of time that remains between the date Buyer delivers written notice of such breach to Seller and the Outside Date;  provided that Buyer shall not be entitled to terminate pursuant to this Section 9.1(b) if such inaccuracy or breach was primarily caused by the failure of Buyer to perform or comply in any material respect with any of the covenants or agreements to be performed or complied with by it prior to the Closing;

(c)by Seller if (i) at any time any of the representations or warranties of Buyer in this Agreement is or becomes untrue or inaccurate such that the condition set forth in Section 8.4(a) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 9.1(c))  or (ii) there has been a breach on the part of Buyer of any of its covenants or agreements contained in this Agreement such that the condition set forth in Section 8.4(b) would not be satisfied (treating such time as if it were the Closing for purposes of this Section 9.1(c)), which breach cannot be cured by Buyer by the Outside Date or, if capable of being cured, shall not have been cured within 30 days after delivery of notice thereof by Seller to Buyer or any shorter period of time that remains between the date Seller delivers written notice of such breach to Buyer and the Outside Date;  provided that Seller shall not be entitled to terminate pursuant to this Section 9.1(c) if such inaccuracy or breach was primarily caused by the failure of any Seller Party to perform or comply in any material respect with any of the covenants or agreements to be performed or complied with by it prior to the Closing;

(d)by either Buyer or Seller if the Closing has not occurred on or before July 5, 2016 (the “Outside Date”); provided, that either Buyer or Seller may, by written notice to the other, extend the Outside Date to September 5, 2016 if, as of July 5, 2016, (i) the Antitrust Condition shall not have been satisfied and (ii) all of the other conditions to the Closing set forth in Article 8 shall have been satisfied or waived (other than the conditions that, by their terms, are intended to be satisfied at the Closing, which conditions only need to be capable of being satisfied at the Closing);

(e)by either Buyer or Seller if a Law is enacted, adopted, promulgated or enforced that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if the consummation of the transactions contemplated hereby would violate any Order of any Governmental Authority having competent jurisdiction; provided,  however, that the party seeking to terminate shall not be entitled to terminate pursuant to this Section 9.1(e) if the imposition of such Order or the failure of such Order to be resisted, resolved or lifted, as applicable was primarily caused by the failure of Buyer (if Buyer is seeking to terminate) or any Seller Party (if Seller is seeking to terminate) to perform or comply in any material respect with any of the covenants or agreements to be performed or complied with by it prior to the Closing; or

(f)by Buyer if  since the effectiveness of this Agreement, an Event has occurred or arisen that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect.

The Party terminating this Agreement pursuant to this Section 9.1 (other than Section 9.1(a)) shall give prompt written notice of such termination to the other Parties hereto.

9.2Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall immediately terminate and have no further force and effect and there shall be no Liability on the part of any Party to any other Party under this Agreement, except that (a) the covenants and agreements set forth in this Section 9.2 and Article 11 (Miscellaneous) and all definitions herein necessary to interpret any of the foregoing provisions shall remain in full force and effect and survive such termination indefinitely and (b) nothing in this Section 9.2 shall release any Party from any Liability for any willful and material breach by such Party of this Agreement before the effective date of such termination, or otherwise affect any of the rights or remedies available to any Party with respect to the breach of this Agreement by any Party before the effective date of such termination.

ARTICLE 10
INDEMNIFICATION

10.1Survival. The representations, warranties, covenants and agreements contained herein shall survive the Closing. The indemnification obligations under Section 10.2 and Section 10.3 with respect to breaches of representations and warranties shall continue (a) with respect to the representations and warranties set forth in Sections 3.1 (Authorization), 3.4 (No Brokers or Finders), 4.1 (Authorization; Organization; Good Standing), 4.2 (Capitalization), 4.5 (Brokers or Finders), 4.9(a) (Title), 4.20 (Transactions With Related Parties), 5.1 (Buyer Organization), 5.2 (Authorization) and 5.5 (No Brokers or Finders),  until the date that is 20 years after the Closing Date, (b) with respect to the representations and warranties set forth in Section 4.16 (Taxes), until 60 days after the statute of limitations (giving effect to any waiver, mitigation or extension thereof) applicable to the subject matter of such representations and warranties bars all claims with respect to such subject matter, (c) with respect to the representations and warranties set forth in Sections 4.10 (Proprietary Rights) and 4.25 (Privacy and Marketing), until the date that is 2 years after the Closing Date and (d) with respect to all other representations and warranties set forth in Articles 3, 4 and 5, until the date that is 12 months after the Closing Date.   The indemnification obligations under Section 10.2 and Section 10.3 with respect to breaches of covenants and agreements which by their term contemplate performance prior to the Closing shall survive the Closing until the date that is 12 months after the Closing Date.  The indemnification obligations under Section 10.2 and Section 10.3 with respect to breaches of covenants and agreements which by their terms contemplate performance after the Closing shall continue until the statute of limitations (giving effect to any waiver, mitigation or extension thereof) bar any claims regarding a breach thereof.  Notwithstanding anything to the contrary contained herein, if written notice of any claim for indemnification hereunder has been delivered in accordance herewith prior to the expiration of the applicable period set forth above, the indemnification obligations shall continue with respect to such claim until the final resolution and satisfaction of such claim in accordance with the provisions of this Article 10, and the Indemnifying Party shall indemnify the Indemnified Party for all Adverse Consequences incurred in respect of such claim (subject to any applicable limitations herein), regardless of when such Adverse Consequences are incurred. The Parties specifically and unambiguously intend that the survival periods that are set forth in this Section shall replace any statute of limitations for such representations or warranties that would otherwise be applicable (including, without limitation, the statute of limitations prescribed by the law of the State of Delaware).

10.2Indemnification by Seller Parties. Seller Parties jointly and severally agree to indemnify and hold harmless the Buyer Indemnified Parties from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Adverse Consequences which any Buyer Indemnified Party may suffer, sustain or incur directly or indirectly arising out of, relating to or otherwise by virtue of: (a) any inaccuracy in or breach of any of the representations or warranties contained in this Agreement; (b) any breach by any Seller Party of any of its covenants or agreements contained in this Agreement; or (c) any Excluded Liability.

10.3Indemnification by Buyer. Buyer agrees to indemnify and hold harmless the Seller Indemnified Parties from and against, and pay or reimburse the Seller Indemnified Parties for, any and all Adverse Consequences which any Seller Indemnified Party may suffer, sustain or incur directly or indirectly arising out of, relating to or otherwise by virtue of: (a) any inaccuracy in or breach of any of the representations and warranties contained in this Agreement; (b) a breach by Buyer of any of its covenants or agreements contained in this Agreement; or (c) any Assumed Liability.

10.4Indemnification Procedure.

(a)In the event that any Person entitled to indemnification under this Agreement (an “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any Proceeding by any Person who is not a Party or an Affiliate of a Party (a “Third Party Claim”) against such Indemnified Party, with respect to which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party shall give written notice regarding such Third Party Claim to the Indemnifying Party within 30 days after learning of such Third Party Claim;  provided,  however, that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party forfeits rights or defenses or is otherwise materially prejudiced by reason of such failure. The Indemnifying Party shall be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense.  The Indemnifying Party shall be entitled to assume the defense thereof (subject to the limitations set forth below) at its expense by appointing a nationally recognized and reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense, provided that the Indemnifying Party first enters into a written agreement that the Indemnifying Party is unconditionally obligated to pay and satisfy any Adverse Consequences which may arise with respect to such Third Party Claim that are subject to indemnity hereunder and provides evidence of its ability to satisfy such obligation, in each case, in form and substance reasonably satisfactory to the Indemnified Party.

(b)If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with the terms hereof, the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel shall be borne by the Indemnified Party other than (i) any fees and expenses of such separate counsel that are incurred prior to the date the Indemnifying Party assumes control of such defense and (ii) any fees and expenses of such separate counsel if the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party or that the Indemnified Party and the Indemnifying Party may have different, conflicting, or adverse legal positions or interests with respect to such Third Party Claim.

(c)Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be entitled to control the defense of a Third Party Claim (and the Indemnified Party shall be entitled to maintain or assume control of the defense of such Third Party Claim) if (i) the Third Party Claim relates to or involves any criminal proceeding, action, indictment, allegation or investigation; (ii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to or injure the Indemnified Party’s reputation or future business prospects; (iii) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party; or (iv) the Indemnified Party reasonably believes that the Adverse Consequences relating to the claim could exceed the maximum amount that such Indemnified Party would then be entitled to recover under this Article 10.

(d)If the Indemnifying Party shall control the defense of any Third Party Claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party before entering into any settlement of, consenting to the entry of any judgment with respect to or ceasing to defend such Third Party Claim if (i) pursuant to or as a result of such settlement, consent or cessation, injunctive or other equitable relief will be imposed against the Indemnified Party, or a finding or admission of any violation of Law would be made by any Indemnified Party, or such settlement, consent or cessation could otherwise reasonably be expected to interfere with or adversely affect the business, operations or assets of the Indemnified Party; or (ii) such settlement or judgment does not expressly and unconditionally release all Indemnified Parties from all liabilities and obligations with respect to such Third Party Claim.

(e)Any claim by an Indemnified Party for indemnification not involving a Third Party Claim may be asserted by giving the Indemnifying Party written notice thereof. If the Indemnifying Party does not notify the Indemnified Party within 30 days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party, such claim specified by the Indemnified Party in such notice shall be conclusively deemed an obligation of the Indemnifying Party hereunder, and the Indemnifying Party will pay the amount of such Adverse Consequences to the Indemnified Party on demand.

10.5Certain Limitations.

(a)Deductible on Adverse Consequences of Buyer Indemnified Parties. Seller Parties shall not be liable under Section 10.2(a) unless the aggregate Adverse Consequences incurred by the Buyer Indemnified Parties with respect to all matters for which indemnification is to be provided under Section 10.2(a) exceed an amount equal to 0.5% of the Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) (the “Deductible”), in which case Seller Parties shall be jointly and severally liable under Section 10.2(a) for all Adverse Consequences in excess of the Deductible. In addition, Seller Parties shall not be liable under Section 10.2(a) with respect to any matter or series of related matters unless the Adverse Consequences with respect to such matter or series of related matters exceed $25,000 (the “Per Claim Deductible”), and such Adverse Consequences will not be counted towards the Deductible unless they exceed the Per Claim Deductible.

(b)Deductible on Adverse Consequences of Seller Indemnified Parties. Buyer shall not be liable under Section 10.3(a) unless the aggregate Adverse Consequences incurred by the Seller Indemnified Parties with respect to all matters for which indemnification is to be provided under Section 10.3(a) exceed the Deductible, in which case Buyer shall be liable under Section 10.3(a) for all Adverse Consequences in excess of the Deductible. In addition, Buyer shall not be liable under Section 10.3(a) with respect to any matter or series of related matters unless the Adverse Consequences with respect to such matter or series of related matters exceed the Per Claim Deductible, and such Adverse Consequences will not be counted towards the Deductible unless they exceed the Per Claim Deductible.

(c)Caps on Adverse Consequences of Buyer Indemnified Parties. The aggregate amount required to be paid by the Seller Parties under Section 10.2(a) (excluding payments with respect to any inaccuracy in or breach of any of the representations or warranties contained in in Sections 4.10 (Proprietary Rights) and 4.25 (Privacy and Marketing)) shall not exceed an amount equal to 10% of the Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) (the “Cap”).  The aggregate amount required to be paid by the Seller Parties under Section 10.2(a) (including payments with respect to any inaccuracy in or breach of any of the representations or warranties contained in in Sections 4.10 (Proprietary Rights) and 4.25 (Privacy and Marketing)) shall not exceed an amount equal to 50% of the Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) (the “Special Cap”).  In no event shall the aggregate amount required to be paid by Seller Parties under this Agreement exceed an amount equal to the Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) (the “Overall Cap”).  For the avoidance of doubt, if a Buyer Indemnified Party would have been indemnified, held harmless or reimbursed for Adverse Consequences hereunder but for the application of the Cap, Special Cap or Overall Cap, if the amount of Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) subsequently increases, such Buyer Indemnified Party shall be entitled to be indemnified, held harmless or reimbursed for such Adverse Consequences up to the new amount of the Cap, Special Cap or Overall Cap, as the case may be.

(d)Cap on Adverse Consequences of Seller Indemnified Parties. The aggregate amount required to be paid by Buyer under Section 10.3(a) shall not exceed the Cap.  For the avoidance of doubt, if a Seller Indemnified Party would have been indemnified, held harmless or reimbursed for Adverse Consequences hereunder but for the application of the Cap, if the amount of Purchase Price actually paid by Buyer to Seller Parties (including amounts paid into the Escrow Funds) subsequently increases, such Seller Indemnified Party shall be entitled to be indemnified, held harmless or reimbursed for such Adverse Consequences up to the new amount of the Cap.

(e)Exceptions to Deductible and Caps. Notwithstanding anything to the contrary contained herein, (i) the limitations set forth in Sections 10.5(a) through (d) shall not apply to Adverse Consequences directly or indirectly arising out of, relating to or otherwise by virtue of any breach of a Fundamental Representation and (ii) no indemnification payment made by any Indemnifying Party directly or indirectly arising out of, relating to or otherwise by virtue of any breach of any Fundamental Representation shall be considered in determining whether the Deductible or the Cap or Special Cap has been exceeded.

(f)Mitigation; Insurance; Third Party Indemnity. Indemnified Parties shall mitigate Adverse Consequences they suffer, sustain or incur to the extent required by Delaware Law. The amount of Adverse Consequences for which indemnification shall be available pursuant to Sections 10.2 and 10.3 shall be reduced by (i) any insurance proceeds actually received from a third party insurer by an Indemnified Party or its Affiliates in connection with the matter giving rise to such Adverse Consequences (net of the amount of costs and expenses (including reasonable attorneys’ fees) of recovery or collection thereof and any applicable deductibles, retentions or similar costs or payments or increased premiums), and (ii) any indemnity or contribution amounts actually received from third parties by an Indemnified Party or its Affiliates in connection with the matter giving rise to such Adverse Consequences (net of any applicable costs and expenses (including reasonable attorney’s fees) of recovery or collection thereof). Any such net amounts actually received by an Indemnified Party or any Affiliate thereof with respect to any matter after such Indemnified Party has actually received an indemnity payment hereunder with respect to such matter shall be promptly paid over to the Indemnifying Party (or, if such amount was paid from the Escrow Fund and the final date for release of the Escrow Fund has not passed, to the Escrow Agent for inclusion in the Escrow Fund), provided, that the Indemnified Party shall not be obligated to pay over any such amount in excess of the amount of the indemnity payment hereunder to the Indemnified Party with respect to such matter. Nothing under this Section 10.5(f) shall (i) limit, delay or otherwise affect the rights of any Indemnified Party to be indemnified pursuant to Section 10.2 or 10.3 when due (without regard to the availability or pendency of any insurance or third party indemnity claims) or (ii) require an Indemnified Party to make any claim or take any other action with respect to any customer, supplier or other significant business relationship.

(g)Damages Limitations.  No Party shall have any liability under any provision of this Agreement for any punitive damages (other than any such damages paid or payable to a third party) relating to the breach or alleged breach of this Agreement.

10.6Materiality Qualifiers.  Notwithstanding anything to the contrary contained herein, for purposes of determining (a) whether a breach of a representation or warranty exists for purposes of this Agreement, (b) the amount of Adverse Consequences arising from such a breach for which the Buyer Indemnified Parties or the Seller Indemnified Parties are entitled to indemnification under this Agreement and (c) whether the Per Claim Deductible or the Deductible has been exceeded, each representation and warranty contained in this Agreement shall be read without giving effect to any qualification that is based on materiality, including the words “material”, “Material Adverse Effect”, “in any material respect” and other uses of the word “material” or words of similar meaning (and shall be treated as if such words were deleted from such representation or warranty).

10.7Exclusivity.  Following the Closing,  except as set forth in Sections 2.5 and 2.6,  the indemnification provided for in this Article 10 shall be the sole and exclusive remedy and recourse for any breach of this Agreement. Notwithstanding the foregoing or anything else to the contrary in this Agreement or the other Transaction Documents,  (a) in the case of fraud or intentional misrepresentation (but excluding negligent misrepresentation), the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, shall have all remedies available under this Agreement or otherwise at Law without giving effect to any of the limitations or waivers contained herein and (b) nothing herein shall limit any Party’s right to seek and obtain equitable remedies with respect to any covenant or agreement contained in this Agreement or any other Transaction Document.

10.8Investigation.  Notwithstanding anything to the contrary in this Agreement, the representations, warranties, covenants and agreements contained herein, and any Person’s right to indemnification or other remedies with respect thereto, shall not be affected or deemed waived by reason of (a) any investigation made by or on behalf of such Person or any of its Affiliates or the directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person or any of its Affiliates or the fact that such Person or any of its Affiliates or the directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person or any of its Affiliates knew or should have known at any time that any such representation or warranty is, was or might be inaccurate, or that any such covenant or agreement was, or may have been breached, in each case, at any time, whether before or after the execution and delivery of this Agreement or the Closing, or (b) such Person’s waiver of any condition to the Closing or participation in the Closing.

10.9Payment. If any amount owed under this Article 10 is not paid within 30 days after a final settlement among the Indemnifying Parties and the Indemnified Parties or a final adjudication determined by a court of competent jurisdiction that an indemnification obligation is owing by the Indemnifying Party to the Indemnified Party (either, a “Final Determination”),  Buyer may, in its sole discretion, in addition to all other remedies it may have, recover some or all of such amount by setting off such amount against any amounts then due and payable by Buyer or any of its Affiliates to any Seller Party or any of their respective Affiliates, including, without limitation, by setting off against all or any portion of the Earnout Amount. In each case, the exercise of such right to cancel or set off shall not constitute a breach of any Buyer Indemnified Party’s obligations under this Agreement or any other Transaction Document.

10.10Purchase Price Adjustment. Except as the result of any Wage Election, any indemnification received under this Article 10 and any payments under Sections 2.5(a),  2.5(e), 2.6(c) and 7.10 shall be treated by Buyer, Seller Parties and their respective Affiliates, to the extent permitted by Law, as an adjustment to the Purchase Price for income Tax purposes.

ARTICLE 11
MISCELLANEOUS

11.1Notices. All notices and other communications made pursuant to or under this Agreement shall be in writing and shall be deemed to have been duly given or made (a) when personally delivered, (b) when transmitted by facsimile or electronic mail if such transmission occurs on a Business Day before 5:00 p.m. Pacific time, or the next succeeding Business Day if such transmission occurs at any other time, (c) 1 Business Day after deposit with overnight courier service, or (d) 3 Business Days after the mailing if sent or by registered or certified mail, postage prepaid, return receipt requested. All notices and other communications under this Agreement shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice, to the receiving party at the following address or such other address as such Party may have given to the other Parties by notice pursuant to this Section 11.1:

If to any Seller Party, to:Next Advisor, Inc.

1110 Burlingame Avenue, Suite 201
Burlingame, California 94010
E-Mail: Erik@nextadvisor.com
Attention: Robert E. Larson

with a copy to:
(which shall not constitute notice)

Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, California 94105
Facsimile: (415) 773-5759
E-Mail:  jcook@orrick.com
Attention: John P. Cook

If to Buyer:Bankrate, Inc.
477 Madison Avenue, Suite 430
New York, New York
Facsimile: (917) 368-8611
E-Mail: legal@bankrate.com
Attention: General Counsel

with a copy to:

(which shall not constitute notice)
Paul Hastings LLP

71 South Wacker Drive, Suite 4500

Chicago, IL 60606

Facsimile: (312) 499-6100

E-Mail: christophersheaffer@paulhastings.com

Attention: Christopher D. Sheaffer

11.2Expenses. Except as otherwise provided herein or therein, all fees and expenses incurred in connection with or related to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated; provided that, if the Closing occurs,  the Seller Transaction Expenses shall be borne and paid as provided in this Agreement. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by the other.

11.3Entire Agreement. This Agreement, the Confidentiality Agreement and the Transaction Documents constitute the entire agreement of the Parties relating to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the parties or their officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors and other agents to the contrary, no Party shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties.

11.4No Third-Party Beneficiaries. This Agreement shall inure exclusively to the benefit of and be binding upon the Parties, any Person entitled to indemnification under Article 10 with respect to the provisions therein,  and their respective successors, permitted assigns, executors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the Parties or their respective successors and permitted assigns, any Person entitled to indemnification under Article 10 with respect to the provisions therein) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.5Assignments. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto; provided that, without such consent, Buyer may (a) transfer or assign, in whole or in part or from time to time, to one or more of its Affiliates, the right to purchase all or a portion of the Purchased Assets or assume all or a portion of the Assumed Liabilities or (b) assign its rights under this Agreement to its lenders for collateral security purposes, but in each case, no such transfer or assignment will relieve Buyer of any of its obligations hereunder. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.6Amendment; Waiver. This Agreement shall not be amended, modified or waived in any manner except by an agreement in writing duly executed and delivered by each of Buyer and Seller. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its or his obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

11.7Agreement Controls. In the event that a provision of any Transaction Document is inconsistent with, conflicts with or contradicts any term of this Agreement, the terms of this Agreement shall prevail.

11.8Severability. Without limiting Section 7.1(f), (a) if any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired, and (b) if the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

11.9Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of Delaware, without giving effect to any law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

11.10Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. Each Party agrees that any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby shall be brought exclusively in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware, and each of the Parties hereby submits to the exclusive jurisdiction of such courts for itself and with respect to its property, generally and unconditionally, for the purpose of any such Proceeding. A final judgment in any such Proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party agrees not to commence any Proceeding arising out of this Agreement or the transactions contemplated except in the courts described above (other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described above), irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of this Agreement or the transactions contemplated hereby in any such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum or does not have jurisdiction over any Party. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED OR WARRANTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

11.11Admissibility into Evidence. All offers of compromise or settlement among the Parties or their officers, directors, managers, employees, attorneys, accountants, consultants, financial advisors or other agents in connection with the attempted resolution of any dispute under this Agreement shall be deemed to have been delivered in furtherance of a settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any Proceeding for the resolution of such dispute.

11.12Other Remedies. Except to the extent set forth otherwise in this Agreement, all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

11.13Rules of Construction. The following rules of construction shall govern the interpretation of this Agreement:

(a)all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement;

(b)each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP;

(c)unless the context otherwise requires, words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter;

(d)whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “but not limited to”;

(e)the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not simply mean “if”;

(f)references to any statute, rule, regulation or form (including in the definition thereof) shall be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(g)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is referenced in beginning the calculation of such period will be excluded (for example, if an action is to be taken within 2 days after a triggering event and such event occurs on a Tuesday, then the action must be taken by Thursday); if the last day of such period is a non-Business Day, the period in question will end on the next succeeding Business Day;

(h)Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement;

(i)the subject headings of Articles and Sections of this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions;

(j)(1) the terms “hereof”,  “herein”,  “hereby”,  “hereto”, and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (2) the term “any” means “any and all”; and (3) the term “or” shall not be exclusive and shall mean “and/or”;

(k)(1) references to “days” means calendar days unless Business Days are expressly specified; and (2) references to “$” mean U.S. dollars;

(l)the Parties intend that each representation, warranty, covenant and agreement contained herein shall have independent significance, and if any Party has breached any representation, warranty, covenant or agreement contained herein in any respect, the fact that there exists another representation, warranty, covenant or agreement relating to the same or similar subject matter that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or agreement;

(m)all uses of “written” contained in Articles 3,  4 and 5 shall be deemed to include written information transmitted via e-mail or facsimile;

(n)for purposes of Article 4, information shall be deemed to have been “made available” to Buyer only if such information was posted to (and not removed from) the electronic data room maintained by Vista Point Partners in a manner accessible and reviewable by Buyer at least 1 day prior to the date of this Agreement;

(o)any drafts of this Agreement or any Transaction Document circulated by or among the Parties prior to the final fully executed drafts shall not be used for purposes of interpreting any provision of this Agreement or any Transaction Document, and each of the Parties agrees that no Party, Indemnifying Party or Indemnified Party shall make any claim, assert any defense or otherwise take any position inconsistent with the foregoing in connection with any dispute or Proceeding among any of the foregoing or for any other purpose; and

(p)the Parties have participated jointly in the negotiation and drafting of this Agreement and the Transaction Documents; in the event an ambiguity or question of intent or interpretation arises, this Agreement and the Transaction Documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or any Transaction Document and the language used in it will be deemed to be the language chosen by the Parties to express their mutual intent.

11.14Counterparts; Deliveries.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement, the Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument shall raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:
BANKRATE, INC. By:/s/ Steven D. Barnhart Name:Steven D. Barnhart Its:Senior Vice President and Chief Financial Officer

SELLER:
NEXT ADVISOR, INC. By:/s/ Robert E. Larson Name:Robert E. Larson Its:President

OWNER:
/s/ Robert E. Larson Name:Robert E. Larson

(Signature page to Asset Purchase Agreement)